American Realty Capital Trust III, Inc. Financial Statements

Report of Independent Registered Public Accounting Firm.	2
Consolidated Balance Sheets as of December 31, 2011 and 2010	3
Consolidated Statements of Operations for the Year Ended December 31, 2011 and the Period from October 15, 2010 (date of inception) to December 31, 2010	4
Consolidated Statement of Stockholders' Equity for the Year Ended December 31, 2011 and the Period from October 15, 2010 (date of inception) to December 31, 2010	5
Consolidated Statements of Cash Flows for the Year Ended December 31, 2011 and the Period from October 15, 2010 (date of inception) to December 31, 2010	6
Notes to Consolidated Financial Statements	7
Schedule III – Real Estate and Accumulated Depreciation at December 31, 2011	27
Consolidated Balance Sheets as of September 30, 2012 (Unaudited) and December 31, 2011	29
Consolidated Statements of Operations and Comprehensive Loss for the Three and Nine Months Ended September 30, 2012 and 2011 (Unaudited)	30
Consolidated Statement of Changes in Equity for the Nine Months Ended September 30, 2012 (Unaudited)	31
Consolidated Statements of Cash Flows for the Nine Months Ended September 30, 2012 and 2011 (Unaudited)	32
Notes to Consolidated Financial Statements (Unaudited)	33

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Stockholders and Board of Directors
American Realty Capital Trust III, Inc.

We have audited the accompanying consolidated balance sheets of American Realty Capital Trust III, Inc. and subsidiaries (the “Company”) as of December 31, 2011 and 2010, and the related consolidated statements of operations, stockholders' equity and cash flows for the year ended December 31, 2011 and the period from October 15, 2010 (date of inception) to December 31, 2010. Our audits of the basic consolidated financial statements included the financial statement schedule listed in the index appearing under Item 15(a). These financial statements and the financial statement schedule are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements and financial statement schedule based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of American Realty Capital Trust III, Inc. and subsidiaries as of December 31, 2011 and 2010, and the results of their operations and their cash flows for the year ended December 31, 2011 and the period from October 15, 2010 (date of inception) to December 31, 2010, in conformity with accounting principles generally accepted in the United States of America. Also, in our opinion, the related financial statement schedule, when considered in relation to the basic consolidated financial statements taken as a whole, presents fairly, in all material respects, the information set forth therein.

/s/ GRANT THORNTON LLP

Philadelphia, Pennsylvania

February 29, 2012

AMERICAN REALTY CAPITAL TRUST III, INC.

CONSOLIDATED BALANCE SHEETS
(In thousands, except for share and per share data)

	December 31, 2011	December 31, 2010
ASSETS
Real estate investments, at cost:
Land	$7,135	$—
Buildings, fixtures and improvements	54,585	—
Acquired intangible lease assets	10,733	—
Total real estate investments at cost	72,453	—
Less: accumulated depreciation and amortization	(499)	—
Total real estate investments, net	71,954	—
Cash and cash equivalents	16,183	—
Prepaid expenses and other assets	1,221	—
Deferred costs, net	639	402
Total assets	$89,997	$402
LIABILITIES AND STOCKHOLDERS’ EQUITY
Mortgage note payable	$5,060	$—
Derivative, at fair value	98	—
Accounts payable and accrued expenses	716	202
Deferred rent	163	—
Distributions payable	504	—
Total liabilities	6,541	202
Preferred stock, $0.01 par value per share, 50,000,000 shares authorized, no shares issued and outstanding at December 31, 2011; no shares authorized, issued or outstanding at December 31, 2010	—	—
Common stock, $0.01 par value per share, 300,000,000 and 100,000 shares authorized, 10,356,402 and 20,000 shares issued and outstanding at December 31, 2011 and December 31, 2010, respectively	104	—
Additional paid-in capital	86,643	200
Accumulated other comprehensive loss	(98)	—
Accumulated deficit	(3,193)	—
Total stockholders’ equity	83,456	200
Total liabilities and stockholders’ equity	$89,997	$402

The accompanying notes are an integral part of these statements.

AMERICAN REALTY CAPITAL TRUST III, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except for share and per share data)

	Year Ended December 31, 2011	For the Period from October 15, 2010 (date of inception) to December 31, 2010
Revenues:
Rental income	$740	$—
Operating expense reimbursements	55	—
Total revenues	795	—
Operating expenses:
Property operating	67	—
Acquisition and transaction related	2,023	—
General and administrative	295	—
Depreciation and amortization	499	—
Total operating expenses	2,884	—
Operating loss	(2,089)	—
Other income (expenses):
Interest expense	(36)	—
Other income, net	1	—
Total other expenses	(35)	—
Net loss	$(2,124)	$—
Basic and diluted weighted average shares outstanding	1,763,190	20,000
Basic and diluted net loss per share	$(1.20)	$—

The accompanying notes are an integral part of these statements.

AMERICAN REALTY CAPITAL TRUST III, INC.

CONSOLIDATED STATEMENT OF STOCKHOLDERS’ EQUITY
(In thousands, except for share data)

	Common Stock		Additional Paid-In Capital	Accumulated Other Comprehensive Loss	Accumulated Deficit	Total Stockholders' Equity
	Number of Shares	Par Value
Balance, October 15, 2010	—	$—	$—	$—	$—	$—
Issuance of common stock	20,000	—	200	—	—	200
Balance, December 31, 2010	20,000	—	200	—	—	200
Issuance of common stock	10,298,053	104	102,092	—	—	102,196
Common stock offering costs, commissions and dealer manager fees	—	—	(15,940)	—	—	(15,940)
Common stock issued through distribution reinvestment plan	28,599	—	271	—	—	271
Distributions declared	—	—	—	—	(1,069)	(1,069)
Common stock redemptions	—	—	(25)	—	—	(25)
Contribution from affiliate	—	—	2	—	—	2
Share based compensation	9,750	—	34	—	—	34
Amortization of restricted shares	—	—	9	—	—	9
Designated derivative, fair value adjustment	—	—	—	(98)	—	(98)
Net loss	—	—	—	—	(2,124)	(2,124)
Total comprehensive loss	—	—	—	—	—	(2,222)
Balance, December 31, 2011	10,356,402	$104	$86,643	$(98)	$(3,193)	$83,456

The accompanying notes are an integral part of this statement.

AMERICAN REALTY CAPITAL TRUST III, INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)

	Year Ended December 31, 2011	Period from October 15, 2010 (date of inception) to December 31, 2010
Cash flows from operating activities:
Net loss	$(2,124)	$—
Adjustment to reconcile net loss to net cash used in operating activities:
Depreciation	414	—
Amortization of intangibles	85	—
Amortization of deferred financing costs	5	—
Share based compensation	43	—
Changes in assets and liabilities:
Prepaid expenses and other assets	(232)	—
Accounts payable and accrued expenses	469	—
Deferred rent	163	—
Net cash used in operating activities	(1,177)	—
Cash flows from investing activities:
Investment in real estate and other assets	(72,453)	—
Net cash used in investing activities	(72,453)	—
Cash flows from financing activities:
Proceeds from mortgage note payable	5,060	—
Payments of deferred financing costs	(644)	—
Proceeds from issuance of common stock, net	85,689	—
Contributions from affiliates	2	—
Distributions paid	(294)	—
Net cash provided by financing activities	89,813	—
Net change in cash and cash equivalents	16,183	—
Cash and cash equivalents, beginning of period	—	—
Cash and cash equivalents, end of period	$16,183	$—
Supplemental Disclosures:
Cash paid for interest	32	—
Non-Cash Investing and Financing Activities:
Common stock issued through distribution reinvestment plan	271	—
Reclassification of deferred offering costs	—	402

The accompanying notes are an integral part of these statements.

AMERICAN REALTY CAPITAL TRUST III, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2011

Note 1 — Organization

American Realty Capital Trust III, Inc. (the “Company”), incorporated on October 15, 2010, is a Maryland corporation that intends to qualify as a real estate investment trust (“REIT”) for U.S. federal income tax purposes for the taxable year ended December 31, 2011. On March 31, 2011, the Company commenced its initial public offering (the “IPO) on a “reasonable best efforts” basis of up to 150.0 million shares of common stock, $0.01 par value per share at a price of $10.00 per share, subject to certain volume and other discounts, pursuant to a registration statement on Form S-11 (File No. 333-170298) (the “Registration Statement) filed with the U.S. Securities and Exchange Commission (the “SEC”) under the Securities Act of 1933, as amended. The Registration Statement also covers up to 25.0 million shares available pursuant to a distribution reinvestment plan (the “DRIP”) under which the Company’s common stock holders may elect to have their distributions reinvested in additional shares of the Company’s common stock at the greater of $9.50 per share or 95% of the estimated value of a share of common stock.

The Company sold 20,000 shares of common stock to American Realty Capital III Special Limited Partnership, LLC (the “Special Limited Partner”), an entity wholly owned by AR Capital, LLC (formerly American Realty Capital II, LLC) (the “Sponsor”) on October 20, 2010, at $10.00 per share. In August 2011, the Company had raised proceeds sufficient to break escrow in connection with the IPO. As of December 31, 2011, the Company had issued 10.4 million shares of common stock, including unvested restricted shares and shares issued pursuant to the DRIP. Total gross proceeds from these issuances were $102.7 million. As of December 31, 2011, the aggregate value of all common share issuances was $103.5 million, based on a per share value of $10.00 (or $9.50 for shares issued under the DRIP).

The Company was formed to primarily acquire a diversified portfolio of commercial properties, comprised primarily of free-standing single-tenant properties that are net leased to investment grade and other creditworthy tenants. All such properties may be acquired and operated by the Company alone or jointly with another party. The Company may also originate or acquire first mortgage loans secured by real estate. American Realty Capital Advisors III, LLC (the “Advisor”), is the Company’s affiliated advisor. The Company purchased its first property and commenced real estate operations in September 2011. As of December 31, 2011, the Company owned 41 properties with an aggregate purchase price of $72.5 million, comprised of 426,829 square feet which were 100% leased.

Substantially all of the Company’s business is conducted through American Realty Capital Operating Partnership III, L.P. (the “OP”), a Delaware limited partnership. The Company is the sole general partner and holder of more than 99.9% of the units of the OP. The Advisor is the sole limited partner and owner of less than 0.1% (non-controlling interest) of the OP. The limited partner interest has the right to convert OP units for the cash value of a corresponding number of shares of common stock or, at the option of the OP, a corresponding number of shares of the Company's common stock, as allowed by the limited partnership agreement of the OP. The remaining rights of the limited partner interest are limited, however, and do not include the ability to replace the general partner or to approve the sale, purchase or refinancing of the OP’s assets.

The Company has retained the Advisor to manage its affairs on a day-to-day basis. The Company has retained American Realty Capital Properties III, LLC (the “Property Manager”), an entity wholly owned by the Special Limited Partner, to serve as the Company’s property manager. Realty Capital Securities, LLC (the “Dealer Manager”), an affiliate of the Sponsor, serves as the dealer manager of the Company’s IPO. The Advisor, Property Manager and Dealer Manager are related parties and will receive compensation and fees for services related to the IPO and for the investment and management of the Company’s assets. Such entities will receive fees during the offering, acquisition, operational and liquidation stages.

AMERICAN REALTY CAPITAL TRUST III, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2011

Note 2 — Summary of Significant Accounting Policies

Basis of Accounting

The accompanying consolidated financial statements of the Company are prepared on the accrual basis of accounting in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”).

Principles of Consolidation and Basis of Presentation

The consolidated financial statements include the accounts of the Company and its subsidiaries. All inter-company accounts and transactions have been eliminated in consolidation. In determining whether the Company has a controlling financial interest in a joint venture and the requirement to consolidate the accounts of that entity, management considers factors such as ownership interest, authority to make decisions and contractual and substantive participating rights of the other partners or members as well as whether the entity is a variable interest entity for which the Company is the primary beneficiary.

Use of Estimates

The preparation of financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates. Management makes significant estimates regarding revenue recognition, to record investments in real estate, and derivative financial instruments and hedging activities, as applicable.

Real Estate Investments

The Company records acquired real estate at cost and makes assessments as to the useful lives of depreciable assets. The Company considers the period of future benefit of the asset to determine the appropriate useful lives. Depreciation is computed using a straight-line method over the estimated useful life of 40 years for buildings, five to 15 years for building fixtures and improvements and the remaining lease term for acquired intangible lease assets.

Impairment of Long Lived Assets

Operations related to properties that have been sold or properties that are intended to be sold are presented as discontinued operations in the statement of operations for all periods presented, and properties intended to be sold are designated as “held for sale” on the balance sheet.

When circumstances indicate the carrying value of a property may not be recoverable, the Company reviews the asset for impairment. This review is based on an estimate of the future undiscounted cash flows, excluding interest charges, expected to result from the property's use and eventual disposition. These estimates consider factors such as expected future operating income, market and other applicable trends and residual value, as well as the effects of leasing demand, competition and other factors. If impairment exists, due to the inability to recover the carrying value of a property, an impairment loss is recorded to the extent that the carrying value exceeds the estimated fair value of the property for properties to be held and used. For properties held for sale, the impairment loss is the adjustment to fair value less estimated cost to dispose of the asset. These assessments have a direct impact on net income because recording an impairment loss results in an immediate negative adjustment to net income.

Allocation of Purchase Price of Acquired Assets

The Company allocates the purchase price of acquired properties to tangible and identifiable intangible assets acquired based on their respective fair values. Tangible assets include land, buildings, equipment and tenant improvements on an as-if vacant basis. The Company utilizes various estimates, processes and

AMERICAN REALTY CAPITAL TRUST III, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2011

Note 2 — Summary of Significant Accounting Policies  – (continued)

information to determine the as-if vacant property value. Estimates of value are made using customary methods, including data from appraisals, comparable sales, discounted cash flow analysis and other methods. Identifiable intangible assets include amounts allocated to acquire leases for above- and below-market lease rates, the value of in-place leases, and the value of customer relationships.

Amounts allocated to land, buildings, equipment and fixtures are based on cost segregation studies performed by independent third-parties or on the Company's analysis of comparable properties in its portfolio. Depreciation is computed using the straight-line method over the estimated lives of forty years for buildings, five to 15 years for building, equipment, fixtures and improvements, and the shorter of the useful life or the remaining lease term for tenant improvements.

The aggregate value of intangible assets related to in-place leases is primarily the difference between the property valued with existing in-place leases adjusted to market rental rates and the property valued as if vacant. Factors considered by the Company in its analysis of the in-place lease intangibles include an estimate of carrying costs during the expected lease-up period for each property, taking into account current market conditions and costs to execute similar leases. In estimating carrying costs, the Company includes real estate taxes, insurance and other operating expenses and estimates of lost rentals at market rates during the expected lease-up period, which typically ranges from nine to 18 months. The Company also estimates costs to execute similar leases including leasing commissions, legal and other related expenses.

Above-market and below-market in-place lease values for owned properties are recorded based on the present value (using an interest rate which reflects the risks associated with the leases acquired) of the difference between the contractual amounts to be paid pursuant to the in-place leases and management's estimate of fair market lease rates for the corresponding in-place leases, measured over a period equal to the remaining non-cancelable term of the lease. The capitalized above-market lease intangibles are amortized as a decrease to rental income over the remaining term of the lease. The capitalized below-market lease values will be amortized as an increase to rental income over the remaining term and any fixed rate renewal periods provided within the respective leases. In determining the amortization period for below-market lease intangibles, the Company initially will consider, and periodically evaluate on a quarterly basis, the likelihood that a lessee will execute the renewal option. The likelihood that a lessee will execute the renewal option is determined by taking into consideration the tenant's payment history, the financial condition of the tenant, business conditions in the industry in which the tenant operates and economic conditions in the area in which the property is located.

The aggregate value of intangible assets related to customer relationships is measured based on the Company's evaluation of the specific characteristics of each tenant's lease and the Company's overall relationship with the tenant. Characteristics considered by the Company in determining these values include the nature and extent of the Company's existing business relationships with the tenant, growth prospects for developing new business with the tenant, the tenant's credit quality and expectations of lease renewals, among other factors.

The value of in-place leases is amortized to expense over the initial term of the respective leases, which range primarily from 5 to 20 years. The value of customer relationship intangibles is amortized to expense over the initial term and any renewal periods in the respective leases, but in no event does the amortization period for intangible assets exceed the remaining depreciable life of the building. If a tenant terminates its lease, the unamortized portion of the in-place lease value and customer relationship intangibles is charged to expense.

In making estimates of fair values for purposes of allocating purchase price, the Company utilizes a number of sources, including independent appraisals that may be obtained in connection with the acquisition or financing of the respective property and other market data. The Company also considers information obtained about each property as a result of its pre-acquisition due diligence, as well as subsequent marketing

AMERICAN REALTY CAPITAL TRUST III, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2011

Note 2 — Summary of Significant Accounting Policies  – (continued)

and leasing activities, in estimating the fair value of the tangible and intangible assets acquired and intangible liabilities assumed. The allocations presented in the accompanying consolidated balance sheets are substantially complete; however, there are certain items that the Company will finalize once the Company receives additional information. Accordingly, these allocations are subject to revision when final information is available, although the Company does not expect future revisions to have a significant impact on the Company's financial position or results of operations.

Intangible assets consist of the following as of December 31, 2011. The Company had no intangible assets at December 31, 2010 (amounts in thousands):

Intangible lease assets:
In-place leases, gross	$10,733
Accumulated amortization on in-place leases	(85)
In-place leases, net of accumulated amortization	$10,648

The following table provides the weighted-average amortization period as of December 31, 2011 for intangible assets and the projected amortization expense for the next five years (amounts in thousands):

	Weighted-Average Amortization Period in Years	2012	2013	2014	2015	2016
In-place leases:
Total to be included in depreciation and amortization expense	15.9	$761	$761	$761	$761	$761

Cash and Cash Equivalents

Cash and cash equivalents include cash in bank accounts as well as investments in highly-liquid money market funds with original maturities of three months or less.

The Company deposits cash with high quality financial institutions. These deposits are guaranteed by the Federal Deposit Insurance Company (“FDIC”) up to an insurance limit. At December 31, 2011, the Company had deposits of $16.2 million, of which $15.8 million were in excess of the amount insured by the FDIC. Although the Company bears risk to amounts in excess of those insured by the FDIC, it does not anticipate any losses as a result.

Deferred Costs

At December 31, 2011, amounts in deferred costs represent deferred financing costs. Deferred financing costs represent commitment fees, legal fees, and other costs associated with obtaining commitments for financing, which result in such financing. These costs are amortized over the terms of the respective financing agreements using the effective interest method. Unamortized deferred financing costs are expensed when the associated debt is refinanced or repaid before maturity. Costs incurred in seeking financial transactions that do not close are expensed in the period in which it is determined that the financing will not close.

At December 31, 2010, amounts in deferred costs represent deferred offering costs. Deferred offering costs represent costs incurred for the sale of common stock. Upon the commencement of the IPO in August 2011, all accumulated deferred offering costs were reclassified to additional paid-in capital.

Distribution Reinvestment Plan

The Company has adopted a DRIP, in which eligible stockholders may elect to reinvest distributions by purchasing shares of common stock in lieu of receiving cash. No dealer manager fees or selling commissions are paid with respect to shares purchased pursuant to the DRIP. Participants purchasing shares pursuant to the

AMERICAN REALTY CAPITAL TRUST III, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2011

Note 2 — Summary of Significant Accounting Policies  – (continued)

DRIP have the same rights and are treated in the same manner as if such shares were issued pursuant to the IPO. The Board of Directors may designate that certain cash or other distributions be excluded from the DRIP. The Company has the right to amend any aspect of the DRIP or terminate the DRIP with ten days' notice to participants. Shares issued under the DRIP are recorded to equity in the accompanying consolidated balance sheet in the period the distribution is declared. As of December 31, 2011, 28,599 shares with a value of $0.3 million have been issued through the DRIP.

Share Repurchase Program

The Company’s Board of Directors has adopted a Share Repurchase Program (“SRP”) that enables stockholders to sell their shares to the Company in limited circumstances. The SRP permits investors to sell their shares back to the Company after they have held them for at least one year, subject to the significant conditions and limitations described below.

Prior to the time that the Company’s shares are listed on a national securities exchange and until the Company establishes an estimated value for the shares, the purchase price per share will depend on the length of time investors have held such shares as follows: after one year from the purchase date — the lower of $9.25 or 92.5% of the amount they actually paid for each share; after two years from the purchase date — the lower of $9.50 or 95.0% of the amount they actually paid for each share; after three years from the purchase date — the lower of $9.75 or 97.5% of the amount they actually paid for each share; and after four years from the purchase date — the lower of $10.00 or 100% of the amount they actually paid for each share (in each case, as adjusted for any stock distributions, combinations, splits and recapitalizations). The Company expects to begin establishing an estimated value for its shares based on the value of its real estate and real estate-related investments beginning 18 months after the close of its offering. Beginning 18 months after the completion of the Company’s offering (excluding common shares issued under the DRIP), the Board of Directors will determine the value of the properties and the other assets based on such information as the Board determines appropriate, which is expected to include independent valuations of properties or of the Company as a whole.

The Company is only authorized to repurchase shares pursuant to the SRP using the proceeds received from the DRIP and will limit the amount spent to repurchase shares in a given quarter to the amount of proceeds received from the DRIP in that same quarter. In addition, the Board of Directors may reject a request for redemption, at any time. Due to these limitations, the Company cannot guarantee that it will be able to accommodate all repurchase requests. Purchases under the SRP by the Company will be limited in any calendar year to 5% of the weighted average number of shares outstanding during the prior year, applied on a ratable basis to each quarterly period.

When a stockholder requests redemption and the redemption is approved by the Company’s Board of Directors, it will reclassify such obligation from equity to a liability based on the settlement value of the obligation. At December 31, 2011 and 2010, no shares were eligible to be redeemed as the one-year holding requirement had not yet been met; however, the Company approved the redemption of 2,500 shares for $25,000 representing an average share price of $10.00 at December 31, 2011 pursuant to the death and disability provision of the SRP. The amounts were paid in January 2012.

Derivative Instruments

The Company may use derivative financial instruments to hedge all or a portion of the interest rate risk associated with its borrowings. Certain of the techniques used to hedge exposure to interest rate fluctuations may also be used to protect against declines in the market value of assets that result from general trends in debt markets. The principal objective of such agreements is to minimize the risks and/or costs associated with the Company's operating and financial structure as well as to hedge specific anticipated transactions.

AMERICAN REALTY CAPITAL TRUST III, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2011

Note 2 — Summary of Significant Accounting Policies  – (continued)

The Company records all derivatives on the balance sheet at fair value. The accounting for changes in the fair value of derivatives depends on the intended use of the derivative, whether the Company has elected to designate a derivative in a hedging relationship and apply hedge accounting and whether the hedging relationship has satisfied the criteria necessary to apply hedge accounting. Derivatives designated and qualifying as a hedge of the exposure to changes in the fair value of an asset, liability, or firm commitment attributable to a particular risk, such as interest rate risk, are considered fair value hedges. Derivatives designated and qualifying as a hedge of the exposure to variability in expected future cash flows, or other types of forecasted transactions, are considered cash flow hedges. Derivatives may also be designated as hedges of the foreign currency exposure of a net investment in a foreign operation. Hedge accounting generally provides for the matching of the timing of gain or loss recognition on the hedging instrument with the recognition of the changes in the fair value of the hedged asset or liability that are attributable to the hedged risk in a fair value hedge or the earnings effect of the hedged forecasted transactions in a cash flow hedge. The Company may enter into derivative contracts that are intended to economically hedge certain of its risk, even though hedge accounting does not apply or the Company elects not to apply hedge accounting.

The accounting for subsequent changes in the fair value of these derivatives depends on whether each has been designed and qualifies for hedge accounting treatment. If the Company elects not to apply hedge accounting treatment, any changes in the fair value of these derivative instruments is recognized immediately in gains (losses) on derivative instruments in the consolidated statement of operations. If the derivative is designated and qualifies for hedge accounting treatment the change in the estimated fair value of the derivative is recorded in other comprehensive income (loss) to the extent that it is effective. Any ineffective portion of a derivative's change in fair value will be immediately recognized in earnings.

Revenue Recognition

Upon the acquisition of real estate, certain properties will have leases where minimum rent payments increase during the term of the lease. The Company will record rental revenue for the full term of each lease on a straight-line basis. When the Company acquires a property, the term of existing leases is considered to commence as of the acquisition date for the purposes of this calculation. Cost recoveries from tenants are included in tenant reimbursement income in the period the related costs are incurred, as applicable.

The Company's revenues, which are derived primarily from rental income, include rents that each tenant pays in accordance with the terms of each lease reported on a straight-line basis over the initial term of the lease. Since many of the leases provide for rental increases at specified intervals, straight-line basis accounting requires the Company to record a receivable, and include in revenues, unbilled rent receivables that the Company will only receive if the tenant makes all rent payments required through the expiration of the initial term of the lease. The Company defers the revenue related to lease payments received from tenants in advance of their due dates.

The Company continually reviews receivables related to rent and unbilled rent receivables and determines collectability by taking into consideration the tenant's payment history, the financial condition of the tenant, business conditions in the industry in which the tenant operates and economic conditions in the area in which the property is located. In the event that the collectability of a receivable is in doubt, the Company will record an increase in the allowance for uncollectible accounts or record a direct write-off of the receivable in the consolidated statements of operations.

Organization, Offering, and Related Costs

Organization and offering costs (other than selling commissions and the dealer manager fee) of the Company may have been paid by the Advisor, the Company’s affiliated dealer manager, Realty Capital Securities, LLC (the “Dealer Manager”) or their affiliates on behalf of the Company. Such organization and offering costs represent all expenses to be paid by the Company in connection with the Offering, including but

AMERICAN REALTY CAPITAL TRUST III, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2011

Note 2 — Summary of Significant Accounting Policies  – (continued)

not limited to (i) legal, accounting, printing, mailing, and filing fees; (ii) escrow related fees; (iii) reimbursement of the Dealer Manager for amounts it may pay to reimburse the bona fide diligence expenses of broker-dealers; and (iv) reimbursement to the Advisor for the salaries of its employees and other costs in connection with preparing supplemental sales materials and related Offering activities. Pursuant to the Advisory Agreement and the Dealer Manager Agreement, the Company was obligated to reimburse the Advisor or its affiliates, as applicable, for organization and offering costs paid by them on behalf of the Company, provided that the Advisor was obligated to reimburse the Company to the extent organization and offering costs (excluding selling commissions, the dealer manager fee and bona fide due diligence cost reimbursements) incurred by the Company in the Offering exceed 1.5% of gross offering proceeds. See Note 9 — Related Party Transactions and Arrangements for more information on amounts reimbursed to the Advisor and Dealer Manager.

Share-Based Compensation

The Company has a stock-based incentive award plan for its directors and an employee and director restricted share plan, which are accounted for under the guidance for share based payments. The guidance on share based compensation also requires the tax benefits associated with these share-based payments to be classified as financing activities in the consolidated statements of cash flows. See Note 11 — Share-Based Compensation for additional information on these plans.

Income Taxes

The Company intends to be taxed as a REIT under Sections 856 through 860 of the Internal Revenue Code commencing with the taxable year ended December 31, 2011. If the Company qualifies for taxation as a REIT, it generally will not be subject to federal corporate income tax to the extent it distributes its REIT taxable income to its stockholders, and so long as it distributes at least 90% of its REIT taxable income. REITs are subject to a number of other organizational and operational requirements. Even if the Company qualifies for taxation as a REIT, it may be subject to certain state and local taxes on its income and property, and federal income and excise taxes on its undistributed income.

Per Share Data

Income (loss) per basic share of common stock is calculated by dividing net income (loss) less dividends on unvested restricted stock by the weighted-average number of shares of common stock issued and outstanding during such period. Diluted income (loss) per share of common stock considers the effect of potentially dilutive shares of common stock outstanding during the period.

Reportable Segments

The Company has determined that it has one reportable segment, with activities related to investing in real estate. The Company's investments in real estate generate rental revenue and other income through the leasing of properties, which comprised 100% of its total consolidated revenues. Although the Company's investments in real estate will be geographically diversified throughout the United States, management evaluates operating performance on an individual property level. The Company's properties have been aggregated into one reportable segment.

Recent Accounting Pronouncements

In May 2011, the FASB issued guidance that expands the existing disclosure requirements for fair value measurements, primarily for Level 3 measurements, which are measurements based on unobservable inputs such as the Company’s own data. This guidance is largely consistent with current fair value measurement principles with few exceptions that do not result in a change in general practice. The guidance will be applied prospectively and will be effective for interim and annual reporting periods ending after December 15, 2011. The adoption of this guidance did not have a material impact on the Company’s financial position or results of operations as the guidance relates only to disclosure requirements.

AMERICAN REALTY CAPITAL TRUST III, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2011

Note 2 — Summary of Significant Accounting Policies  – (continued)

In June 2011, the FASB issued guidance requiring entities to present items of net income and other comprehensive income either in one continuous statement — referred to as the statement of comprehensive income — or in two separate, but consecutive, statements of net income and other comprehensive income. The new guidance does not change which components of comprehensive income are recognized in net income or other comprehensive income, or when an item of other comprehensive income must be reclassified to net income. The guidance will be applied prospectively and will be effective for interim and annual reporting periods ending after December 15, 2011. In December 2011, the FASB deferred certain provisions of this guidance related to the presentation of certain reclassification adjustments of accumulated other comprehensive income, by component in both the statement and the statement where the reclassification is presented. The adoption of this guidance is not expected to have a material impact on the Company’s financial position or results of operations but will change the location of the presentation of other comprehensive income to more closely associate the disclosure with net income.

In September 2011, the FASB issued guidance which modifies the requirements for testing for goodwill impairment, and gives entities the option to perform a qualitative assessment of goodwill before calculating the fair value of a reporting unit. If the entities determine based on the qualitative assessment that the fair value of a reporting unit is more likely than not less than the carrying value then further impairment tests would be required. Otherwise, further testing would not be needed. The guidance is effective for annual impairment tests for fiscal periods beginning after December 15, 2011. The adoption of this guidance is not expected to have a material impact on the Company's financial position or results of operations.

In December 2011, the FASB issued guidance which contains new disclosure requirements regarding the nature of and entity's rights of offset and related arrangements associated with its financial instruments and derivative instruments. The new disclosures are designed to make financial statements prepared under U.S. GAAP more comparable to those prepared under International Financial Reporting Standards and will give the financial statement users information about both gross and net exposures. The guidance is effective for interim and annual reporting periods beginning on or after January 1, 2013. The adoption of this guidance is not expected to have a material impact on the Company's financial position or results of operations.

Note 3 — Real Estate Investments

The following table presents the allocation of the assets acquired during the year ended December 31, 2011. There were no property acquisitions during the period from October 15, 2010 (date of inception) to December 31, 2010 (amounts in thousands):

Real estate investments, at cost:
Land	$7,135
Buildings, fixtures and improvements	54,585
Total tangible assets	61,720
Acquired intangibles:
In-place leases	10,733
Cash paid for acquired real estate investments	$72,453
Number of properties purchased	41

AMERICAN REALTY CAPITAL TRUST III, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2011

Note 3 — Real Estate Investments  – (continued)

The Company acquires and operates commercial properties. All such properties may be acquired and operated by the Company alone or jointly with another party. The Company acquired the following properties, which are 100% leased, during the year ended December 31, 2011 (base purchase price and annualized average rental income/net operating income (“NOI”) in thousands):

Portfolio	Acquisition Date	Number of Properties	Square Feet	Remaining Lease Term(1)	Base Purchase Price(2)	Capitalization Rate(3)	Annualized Rental Income/NOI(4)	Annualized Rental Income/NOI per Square Foot
FedEx	Sep. 2011	1	45,832	14.7	$8,939	7.8%	$697	$15.21
Advance Auto	Sep. 2011	2	13,471	9.8	3,144	8.0%	252	18.71
Walgreens	Oct. & Nov. 2011	2	23,527	23.6	12,803	7.0%	895	38.04
Walgreens II	Oct. 2011	1	14,820	21.4	4,603	7.1%	327	22.06
Dollar General	Nov. 2011	11	109,349	13.7	12,452	8.2%	1,024	9.36
Dollar General II	Nov. 2011	5	45,156	14.0	4,503	8.4%	380	8.42
Walgreens III	Nov. 2011	1	14,820	20.9	4,932	7.4%	365	24.63
Dollar General III	Dec. 2011	1	10,714	14.9	1,311	8.2%	108	10.08
GSA(5)	Dec. 2011	1	6,255	8.2	1,973	8.4%	166	26.54
Dollar General IV	Dec. 2011	1	9,014	14.8	929	8.3%	77	8.54
FedEx II	Dec. 2011	1	11,403	11.5	2,972	7.6%	226	19.82
Family Dollar	Dec. 2011	2	16,100	9.3	1,784	9.1%	162	10.06
Dollar General V	Dec. 2011	8	74,601	14.2	7,846	8.3%	649	8.70
Dollar General VI	Dec. 2011	3	27,439	14.9	2,692	8.6%	231	8.42
GSA II(5)	Dec. 2011	1	4,328	13.9	1,570	8.6%	135	31.19
Total		41	426,829	15.9	$72,453	7.9%	$5,694	$13.34

(1)	Remaining lease term as of December 31, 2011, in years. If the portfolio has multiple locations with varying lease expirations, remaining lease term is calculated on a weighted-average basis. Total remaining lease term is an average of the remaining lease term of the total portfolio.
(2)	Contract purchase price, excluding acquisition and transaction-related costs. Acquisition and transaction-related costs include legal and other closing costs on property.
(3)	Annualized rental income on a straight-line basis or annualized NOI as applicable, divided by base purchase price. Total capitalization rate is an average of the capitalization rate of the total portfolio.
(4)	Annualized rental income/NOI for net leases is rental income on a straight-line basis as of December 31, 2011, which includes the effect of tenant concessions such as free rent, as applicable. For modified gross leased properties amount is rental income on a straight-line basis as of December 31, 2011, which includes the effect of tenant concessions such as free rent, as applicable, plus operating expense reimbursement revenue less property operating expenses.
(5)	Lease on the property is a modified gross lease. As such, annualized rental income/NOI for this property is rental income on a straight-line basis as of December 31, 2011, which includes the effect of tenant concessions such as free rent, as applicable, plus operating expense reimbursement revenue less property operating expenses.

AMERICAN REALTY CAPITAL TRUST III, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2011

Note 3 — Real Estate Investments  – (continued)

Future Lease Payments

The following table presents future minimum base rental cash payments due to the Company over the next five years and thereafter as of December 31, 2011. These amounts exclude contingent rent payments, as applicable, that may be collected from certain tenants based on provisions related to sales thresholds and increases in annual rent based on exceeding certain economic indexes among other items (amounts in thousands):

Year	Future Minimum Base Rent Payments
2012	$5,779
2013	5,779
2014	5,779
2015	5,779
2016	5,779
Thereafter	62,605
$91,500

Tenant Concentration

The following table lists the tenants whose annualized rental income on a straight-line basis or NOI represented greater than 10% of total annualized rental income/NOI for the portfolio properties on a straight-line basis as of December 31, 2011. The Company held no properties at December 31, 2010:

Tenant
Dollar General	43.4%
Walgreens	27.9%
FedEx	16.2%

The termination, delinquency or non-renewal of one of the above tenants may have a material adverse effect on revenues. No other tenant represents more than 10% of annualized rental income as of December 31, 2011.

Geographic Concentration

The following table lists the states where the Company has concentrations of properties where annual rental income on a straight-line basis or NOI represented greater than 10% of consolidated annualized rental income/NOI as of December 31, 2011. The Company held no properties at December 31, 2010:

State
Texas	14.7%
Montana	12.2%

AMERICAN REALTY CAPITAL TRUST III, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2011

Note 4 — Mortgage Notes Payable

In November 2011, the Company received proceeds of $5.1 million related to a mortgage note payable, secured by the FedEx property, which bears interest at a variable-rate of the One-Month London Interbank Offered Rate plus 2.25%. The interest rate on the mortgage note is fixed at 3.70% through an interest rate swap agreement. The mortgage note requires monthly payments of interest with the principal due at maturity in October 2016. As of December 31, 2011, the Company was in compliance with the debt covenants under the mortgage loan agreements.

Note 5 — Fair Value of Financial Instruments

The Company determines fair value based on quoted prices when available or through the use of alternative approaches, such as discounting the expected cash flows using market interest rates commensurate with the credit quality and duration of the investment. This alternative approach also reflects the contractual terms of the derivatives, including the period to maturity, and uses observable market-based inputs, including interest rate curves and implied volatilities. The guidance defines three levels of inputs that may be used to measure fair value:

Level 1 —  Quoted prices in active markets for identical assets and liabilities that the reporting entity has the ability to access at the measurement date.

Level 2 —  Inputs other than quoted prices included within Level 1 that are observable for the asset and liability or can be corroborated with observable market data for substantially the entire contractual term of the asset or liability.

Level 3 —  Unobservable inputs that reflect the entity’s own assumptions about the assumptions that market participants would use in the pricing of the asset or liability and are consequently not based on market activity, but rather through particular valuation techniques.

The determination of where an asset or liability falls in the hierarchy requires significant judgment and considers factors specific to the asset or liability. In instances where the determination of the fair value measurement is based on inputs from different levels of the fair value hierarchy, the level in the fair value hierarchy within which the entire fair value measurement falls is based on the lowest level input that is significant to the fair value measurement in its entirety. The Company evaluates its hierarchy disclosures each quarter and depending on various factors, it is possible that an asset or liability may be classified differently from quarter to quarter. However, the Company expects that changes in classifications between levels will be rare.

Although the Company has determined that the majority of the inputs used to value its derivatives fall within Level 2 of the fair value hierarchy, the credit valuation adjustments associated with those derivatives utilize Level 3 inputs, such as estimates of current credit spreads to evaluate the likelihood of default by the Company and its counterparties. However, as of December 31, 2011, the Company has assessed the significance of the impact of the credit valuation adjustments on the overall valuation of its derivative positions and has determined that the credit valuation adjustments are not significant to the overall valuation of the Company’s derivatives. As a result, the Company has determined that its derivative valuations in their entirety are classified in Level 2 of the fair value hierarchy.

The valuation of derivative instruments is determined using a discounted cash flow analysis on the expected cash flows of each derivative. This analysis reflects the contractual terms of the derivatives, including the period to maturity, as well as observable market-based inputs, including interest rate curves and implied volatilities. In addition, credit valuation adjustments, are incorporated into the fair values to account for the Company’s potential nonperformance risk and the performance risk of the counterparties.

AMERICAN REALTY CAPITAL TRUST III, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2011

Note 5 — Fair Value of Financial Instruments  – (continued)

The following table presents information about the Company’s assets (including derivatives) measured at fair value on a recurring basis as of December 31, 2011, aggregated by the level in the fair value hierarchy within which those instruments fall. There were no assets measured at fair value as of December 31, 2010 (amounts in thousands):

	Quoted Prices in Active Markets Level 1	Significant Other Observable Inputs Level 2	Significant Unobservable Inputs Level 3	Total
Derivatives:
Interest rate swap	$—	$98	$—	$98

The Company is required to disclose the fair value of financial instruments for which it is practicable to estimate that value. The fair value of short-term financial instruments such as cash and cash equivalents, accounts payable and distributions payable approximates their carrying value on the consolidated balance sheets due to their short-term nature. The fair values of the Company’s financial instruments that are not reported at fair value on the consolidated balance sheets are reported below. There were no financial instruments which require fair value disclosure as of December 31, 2010 (amounts in thousands):

	Carrying Amount at December 31, 2011	Fair Value at December 31, 2011
Mortgage note payable	$5,060	$5,060

Since the Company's mortgage note payable balance at December 31, 2011 includes only variable-rate debt with terms commensurate with the market, the carrying value of the mortgage note payable approximates fair value at December 31, 2011.

Note 6 — Derivatives and Hedging Activities

Risk Management Objective of Using Derivatives

The Company may use derivative financial instruments, including interest rate swaps, caps, options, floors and other interest rate derivative contracts, to hedge all or a portion of the interest rate risk associated with its borrowings. The principal objective of such arrangements is to minimize the risks and/or costs associated with the Company’s operating and financial structure as well as to hedge specific anticipated transactions. The Company does not intend to utilize derivatives for speculative or other purposes other than interest rate risk management. The use of derivative financial instruments carries certain risks, including the risk that the counterparties to these contractual arrangements are not able to perform under the agreements. To mitigate this risk, the Company only enters into derivative financial instruments with counterparties with high credit ratings and with major financial institutions with which the Company and its affiliates may also have other financial relationships. The Company does not anticipate that any of the counterparties will fail to meet their obligations.

Cash Flow Hedges of Interest Rate Risk

The Company’s objectives in using interest rate derivatives are to add stability to interest expense and to manage its exposure to interest rate movements. To accomplish this objective, the Company primarily uses interest rate swaps and collars as part of its interest rate risk management strategy. Interest rate swaps designated as cash flow hedges involve the receipt of variable-rate amounts from a counterparty in exchange for the Company making fixed-rate payments over the life of the agreements without exchange of the underlying notional amount. Interest rate collars designated as cash flow hedges involve the receipt of variable-rate amounts if interest rates rise above the cap strike rate on the contract and payments of variable-rate amounts if interest rates fall below the floor strike rate on the contract.

AMERICAN REALTY CAPITAL TRUST III, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2011

Note 6 — Derivatives and Hedging Activities  – (continued)

Derivatives are used to hedge the variable cash flows associated with existing or forecasted, variable-rate debt. The effective portion of changes in the fair value of derivatives designated and that qualify as cash flow hedges is recorded in accumulated other comprehensive income and is subsequently reclassified into earnings in the period that the hedged forecasted transaction affects earnings. The ineffective portion of the change in fair value of the derivatives is recognized directly in earnings.

As of December 31, 2011, the Company had the following outstanding interest rate derivatives that were designated as cash flow hedges of interest rate risk. There were no derivative instruments as of December 31, 2010 (dollar amounts in thousands):

Interest Rate Derivative	Balance Sheet Location	Number of Instruments	Notional Amount	Fair Value
Interest Rate Swap	Derivative, at fair value	1	$5,060	$98

Amounts reported in accumulated other comprehensive income related to derivatives will be reclassified to interest expense as interest payments are made on the Company’s variable-rate debt. During the next twelve months, the Company estimates that an additional $46,000 will be reclassified from other comprehensive income as an increase to interest expense.

The table below details the location in the financial statements of the gain or loss recognized on interest rate derivatives designated as cash flow hedges for the year ended December 31, 2011 (amounts in thousands):

Amount of loss recognized in accumulated other comprehensive loss from interest rate derivative (effective portion)	$(111)
Amount of loss reclassified from accumulated other comprehensive loss into income as interest expense (effective portion)	$(13)
Amount of gain (loss) recognized in income on derivative as loss on derivative instruments (ineffective portion and amount excluded from effectiveness testing)	$—

Credit-risk-related Contingent Features

The Company has an agreement with its derivative counterparty that contains a provision where if the Company either defaults or is capable of being declared in default on any of its indebtedness, then the Company could also be declared in default on its derivative obligation.

As of December 31, 2011, the fair value of the derivative in a liability position related to this agreement was $0.1 million. As of December 31, 2011, the Company has not posted any collateral related to this agreement and was not in breach of any agreement provisions. If the Company had breached any of these provisions, it could have been required to settle its obligation under the agreement at its aggregate termination value of $0.1 million at December 31, 2011.

AMERICAN REALTY CAPITAL TRUST III, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2011

Note 7 — Common Stock

On March 31, 2011, the Company’s IPO became effective. As of December 31, 2011 and December 31, 2010, the Company had 10.4 million and 20,000 shares of common stock outstanding from gross proceeds of $102.7 million and $0.2 million, respectively, including proceeds from shares issued pursuant to the DRIP.

On July 20, 2011, the Company’s Board of Directors declared a distribution rate equal to a 6.60% annualized rate based on the common stock price of $10.00. The first distribution was paid in October 2011 to stockholders of record on September 27, 2011, the date of the Company's first property acquisition, through December 31, 2011. The distributions are payable by the 5th day following each month end to stockholders of record at the close of business each day during the prior month at a rate of $0.00180821918 per day.

Note 8 — Commitments and Contingencies

Litigation

In the ordinary course of business, the Company may become subject to litigation or claims. There are no material legal proceedings pending or known to be contemplated against the Company.

Environmental Matters

In connection with the ownership and operation of real estate, the Company may potentially be liable for costs and damages related to environmental matters. The Company has not been notified by any governmental authority of any non-compliance, liability or other claim, and is not aware of any other environmental condition that it believes will have a material adverse effect on the results of operations.

Note 9 — Related Party Transactions and Arrangements

The Special Limited Partner, an entity wholly owned by the Sponsor, owns 20,000 shares of the Company’s outstanding common stock.

The Advisor may provide expense support to the Company from time to time to assist the Company with operating cash flow, distributions or other operational purposes. For the year ended December 31, 2011, the Advisor provided $20,000 of expense support to the Company, which was recorded as an offset to general and administrative expense on the consolidated statement of operations for the year ended December 31, 2011. No expense support was provided to the Company for the period from October 15, 2010 (date of inception) to December 31, 2010. There can be no assurance that the Advisor will provide such expense support in the future.

The Advisor and its affiliates will receive compensation and reimbursement for services relating to the IPO and the investment and management of the Company’s assets. The Advisor and its affiliates may incur and pay costs and fees on behalf of the Company. All organization and offering costs incurred by the Company or its affiliated entities on behalf of the Company are reflected in the accompanying balance sheets. As of December 31, 2010, the Company had $16,000 payable to an affiliated entity for a cash advance. No such amounts were owed to affiliated entities at December 31, 2011. Additionally, the Company had accrued expenses payable to the Advisor and the Dealer Manager of $0.1 million and $46,000 as of December 31, 2011 and December 31, 2010, respectively, for services relating to the IPO and offering and other costs paid on behalf of the Company. The Company is responsible for offering and other costs related to the ongoing offering, excluding commissions and dealer manager fees, up to a maximum of 1.5% of gross proceeds received from its ongoing offering of common stock. As of December 31, 2011, offering and other costs the Company has incurred exceeded 1.5% of gross proceeds received from the IPO by $4.6 million. At the end of the offering, any such costs in excess of 1.5% of gross proceeds with be paid by the Advisor.

There were no fees or reimbursements paid to the Advisor or Dealer Manager during the period from October 15, 2010 (date of inception) to December 31, 2010 for the fees and reimbursements referenced in the remaining sections of this Note.

AMERICAN REALTY CAPITAL TRUST III, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2011

Note 9 — Related Party Transactions and Arrangements  – (continued)

Fees Paid in Connection with the IPO

The Dealer Manager and Sponsor receive fees and compensation in connection with the sale of the Company’s common stock. The Dealer Manager receives a selling commission of up to 7.0% of gross offering proceeds before reallowance of commissions earned by participating broker-dealers. In addition, the Dealer Manager receives up to 3.0% of the gross proceeds from the sale of common stock, before reallowance to participating broker-dealers, as a dealer-manager fee. The Dealer Manager may reallow its dealer-manager fee to such participating broker-dealers, based on such factors as the volume of shares sold by respective participating broker-dealers and marketing support incurred as compared to those of other participating broker-dealers. Total commissions paid to the Dealer Manager for the year ended December 31, 2011 were $9.8 million.

The Company will reimburse the Advisor up to 1.5% of its gross offering proceeds. The following table details the results of such activities related to organizational and offering costs reimbursed to the Advisor for the year ended December 31, 2011 (amounts in thousands):

Organizational and offering expense reimbursements	$4,383

Fees Paid in Connection With the Operations of the Company

The Advisor receives an acquisition fee of 1.0% of the contract purchase price of each acquired property and is reimbursed for acquisition costs incurred in the process of acquiring properties, which is expected to approximate 0.5% of the contract purchase price. In no event will the total of all acquisition and advisory fees and acquisition expenses payable with respect to a particular investment exceed 4.5% of the contract purchase price. Once the proceeds from the IPO have been fully invested, the aggregate amount of acquisition fees and financing coordination fees (as described below) shall not exceed 1.5% of the contract purchase price and the amount advanced for a loan or other investment, as applicable, for all the assets acquired.

The Company will pay the Advisor an annual fee of up to 0.75% of average invested assets to provide asset management services. Average invested assets is defined as the average of the aggregate book value of assets invested, directly or indirectly, in properties, mortgage loans and other debt financing investments and other real estate-related investments secured by real estate before reserves for depreciation or bad debts or other similar non-cash reserves. However, the asset management fee shall be reduced by any amounts payable to the Property Manager as an oversight fee, such that the aggregate of the asset management fee and the oversight fee does not exceed 0.75% per annum of average invested assets. Such asset management fee shall be payable on a monthly basis, at the discretion of the Company’s Board, in cash, common stock or restricted stock grants, or any combination thereof. In addition, on a prospective basis, the Company’s Board of Directors, subject to the Advisor’s approval, may elect to issue performance based restricted shares in lieu of cash for any then unpaid amount of the asset management fee, in an amount not to exceed the limit for the asset management fee set forth in the advisory agreement. The asset management fee will be reduced to the extent that the Company’s funds from operations, as adjusted, during the six months ending on the last calendar quarter immediately preceding the date the asset management fee is payable is less than the distributions declared with respect to such six month period.

Unless the Company contracts with a third party, the Company will pay to an affiliate of the Sponsor a property management fee of up to 2% of gross revenues from the Company’s stand-alone single-tenant net leased properties and 4% of gross revenues from its multi-tenant properties, plus, in each case, market-based leasing commissions applicable to the geographic location of the property. The Company will also reimburse the affiliate for property level expenses. If the Company contracts directly with third parties for such services, the Company will pay them customary market fees and will pay the affiliated Property Manager, an oversight fee of up to 1.0% of the gross revenues of the property managed.

AMERICAN REALTY CAPITAL TRUST III, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2011

Note 9 — Related Party Transactions and Arrangements  – (continued)

The Company will reimburse the Advisor’s costs of providing administrative services, subject to the limitation that it will not reimburse the Advisor for any amount by which its operating expenses (including the asset management fee) at the end of the four preceding fiscal quarters exceeds the greater of (a) 2% of average invested assets, or (b) 25% of net income other than any additions to reserves for depreciation, bad debt or other similar non cash reserves and excluding any gain from the sale of assets for that period. Additionally, the Company will not reimburse the Advisor for personnel costs in connection with services for which the Advisor receives acquisition fees or real estate commissions. No reimbursement was paid to the Advisor for providing administrative services for the year ended December 31, 2011.

If the Company’s Advisor provides services in connection with the origination or refinancing of any debt that the Company obtains and uses to acquire properties or to make other permitted investments, or that is assumed, directly or indirectly, in connection with the acquisition of properties, the Company will pay the Advisor a financing coordination fee equal to 1.0% of the amount available and/or outstanding under such financing, subject to certain limitations.

The following tables detail amounts paid and reimbursed to affiliates and amounts contractually due and forgiven in connection with the operations related services described above for the year ended December 31, 2011 (amounts in thousands):

	Paid	Forgiven
One-time fees:
Acquisition fees and related cost reimbursements	$1,292	$—
Financing coordination fees	51	—
Other expense reimbursements	13	—
Ongoing fees:
Asset management fees(1)	—	72
Property management and leasing fees(1)	—	15
Total related party operation fees and reimbursements	$1,356	$87

(1)	These cash fees have been waived. The Company’s Board of Directors may elect, subject to the Advisor’s approval, on a prospective basis, to pay future asset management fees in the form of performance-based restricted shares.

As the Company’s real estate portfolio matures, the Company expects cash flows from operations (reported in accordance with GAAP) to cover a more significant portion of distributions and over time to cover the entire distribution. As the cash flows from operations become more significant, the Advisor may discontinue its past practice of forgiving fees and may charge the full fee owed to it in accordance with the Company’s agreements with the Advisor.

Fees Paid in Connection with the Liquidation or Listing of the Company’s Real Estate Assets

The Company will pay a brokerage commission on the sale of property, not to exceed the lesser of 2% of the contract sale price of the property and one-half of the total brokerage commission paid if a third party broker is also involved; provided, however, that in no event may the real estate commissions paid to the Advisor, its affiliates and unaffiliated third parties exceed the lesser of 6% of the contract sales price and a reasonable, customary and competitive real estate commission, in each case, payable to the Advisor if the Advisor or its affiliates, as determined by a majority of the independent directors, provided a substantial amount of services in connection with the sale. No such fees were incurred or paid for the year ended December 31, 2011.

AMERICAN REALTY CAPITAL TRUST III, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2011

Note 9 — Related Party Transactions and Arrangements  – (continued)

The Company will pay a subordinated participation in the net sales proceeds of the sale of real estate assets of 15% of remaining net sale proceeds after return of capital contributions to investors plus payment to investors of a 6% cumulative, pre-tax non-compounded return on the capital contributed by investors. The Company cannot assure that it will provide this 6% return but the Advisor will not be entitled to the subordinated participation in net sale proceeds unless the Company’s investors have received a 6% cumulative non-compounded return on their capital contributions. No such fees were incurred or paid for the year ended December 31, 2011.

The Company will pay a subordinated incentive listing distribution of 15% of the amount by which the adjusted market value of real estate assets plus distributions exceeds the aggregate capital contributed by investors plus an amount equal to a 6% cumulative, pre-tax non-compounded annual return to investors. The Company cannot assure that it will provide this 6% return but the Advisor will not be entitled to the subordinated incentive listing fee unless investors have received a 6% cumulative, pre-tax non-compounded return on their capital contributions. No such fees were incurred or paid for the year ended December 31, 2011. Neither the Advisor nor any of its affiliates can earn both the subordination participation in the net proceeds and the subordinated incentive listing distribution.

Note 10 — Economic Dependency

Under various agreements, the Company has engaged or will engage the Advisor and its affiliates to provide certain services that are essential to the Company, including asset management services, supervision of the management and leasing of properties owned by the Company, asset acquisition and disposition decisions, the sale of shares of the Company’s common stock available for issue, as well as other administrative responsibilities for the Company including accounting services and investor relations.

As a result of these relationships, the Company is dependent upon the Advisor and its affiliates. In the event that these companies are unable to provide the Company with the respective services, the Company will be required to find alternative providers of these services.

Note 11 — Share-Based Compensation

Stock Option Plan

The Company has a stock option plan (the “Plan”) which authorizes the grant of nonqualified stock options to the Company’s independent directors, officers, advisors, consultants and other personnel, subject to the absolute discretion of the Board of Directors and the applicable limitations of the Plan. The exercise price for all stock options granted under the Plan will be fixed at $10.00 per share until the termination of the IPO, and thereafter the exercise price for stock options granted to the independent directors will be equal to the fair market value of a share on the last business day preceding the annual meeting of stockholders. A total of 500,000 shares have been authorized and reserved for issuance under the Plan. As of December 31, 2011 and December 31, 2010, no stock options were issued under the Plan.

Restricted Share Plan

The Company has an employee and director incentive restricted share plan (the “RSP”), which provides for the automatic grant of 3,000 restricted shares of common stock to each of the independent directors, without any further action by the Company’s Board of Directors or the stockholders, on the date of initial election to the Board of Directors and on the date of each annual stockholder’s meeting. Restricted stock issued to independent directors will vest over a five-year period following the first anniversary of the date of grant in increments of 20% per annum. The RSP provides the Company with the ability to grant awards of restricted shares to the Company’s directors, officers and employees (if the Company ever has employees), employees of the Advisor and its affiliates, employees of entities that provide services to the Company, directors of the Advisor or of entities that provide services to the Company, certain consultants to the

AMERICAN REALTY CAPITAL TRUST III, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2011

Note 11 — Share-Based Compensation  – (continued)

Company and the Advisor and its affiliates or to entities that provide services to the Company. The total number of common shares granted under the RSP will not exceed 5.0% of the Company’s authorized common shares on a fully diluted basis at any time.

Restricted share awards entitle the recipient to receive common shares from the Company under terms that provide for vesting over a specified period of time or upon attainment of pre-established performance objectives. Such awards would typically be forfeited with respect to the unvested shares upon the termination of the recipient’s employment or other relationship with the Company. Restricted shares may not, in general, be sold or otherwise transferred until restrictions are removed and the shares have vested. Holders of restricted shares may receive cash distributions prior to the time that the restrictions on the restricted shares have lapsed. Any distributions payable in common shares shall be subject to the same restrictions as the underlying restricted shares. In March 2011, 6,000 shares were issued to independent directors under the RSP at a fair value of $10.00 per share. The fair value of the shares are being expensed over the vesting period of five years.

Compensation expense related to restricted stock was approximately $9,000 for the year ended December 31, 2011. There was no restricted stock granted during the period from October 15, 2010 (date of inception) to December 31, 2010.

Other Share-Based Compensation

The Company may issue common stock in lieu of cash to pay fees earned by the Company's directors. There are no restrictions on the shares issued since these payments in lieu of cash relate to fees earned for services performed. The Company issued 3,750 shares of common stock to directors during the year ended December 31, 2011 in lieu of $34,000 of board fees earned for services performed. There were no such shares of common stock issued in lieu of cash during the period from October 15, 2010 (date of inception) to December 31, 2010.

Note 12 — Net Loss Per Share

The following is a summary of the basic and diluted net loss per share computation for the year ended December 31, 2011. The Company had no income or loss for the period from October 15, 2010 (date of inception) to December 31, 2010 (net loss in thousands):

Net loss	$(2,124)
Weighted average common shares outstanding	1,763,190
Net loss per share, basic and diluted	$(1.20)

As of December 31, 2011, the Company had 6,000 shares of unvested restricted stock outstanding which were excluded from the calculation of diluted loss per share as the effect would have been antidilutive.

AMERICAN REALTY CAPITAL TRUST III, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2011

Note 13 — Quarterly Results (Unaudited)

Presented below is a summary of the unaudited quarterly financial information for the years ended December 31, 2011 and the period from October 15, 2010 (date of inception) to December 31, 2010 (in thousands, except per share amounts):

		Quarters Ended
	Period from October 15, 2010 (Date of Inception) to December 31, 2010	March 31, 2011	June 30, 2011	September 30, 2011	December 31, 2011
Rental revenue	$—	$—	$—	$8	$732
Net loss	$—	$(16)	$(82)	$(496)	$(1,530)
Weighted average shares outstanding	20,000	20,000	20,000	685,340	6,270,579
Basic and diluted loss attributable to stockholders per share	$—	$(0.80)	$(4.10)	$(0.72)	$(0.24)

Note 14 — Subsequent Events

The Company has evaluated subsequent events through the filing of this Annual Report on Form 10-K, and determined that there have been no events that have occurred that would require adjustments to its disclosures in the consolidated financial statements except for the following:

Completion of Acquisitions of Assets

The following table presents certain information about the properties that the Company acquired from January 1, 2012 to February 15, 2012 (dollar amounts in thousands):

	No. of Buildings	Square Feet	Base Purchase Price(1)
Total Portfolio – December 31, 2011	41	426,829	$72,453
Acquisitions	25	490,737	85,121
Total portfolio – February 15, 2012	66	917,566	$157,574

(1)	Contract purchase price, excluding acquisition and transaction related costs.

The acquisitions made subsequent to December 31, 2011 were made in the normal course of business and none were individually significant to the total portfolio.

Financings

In January 2012, the Company received proceeds of $15.1 million related to a mortgage note payable, secured by 17 properties, which bears interest at a variable-rate of the One-Month London Interbank Offered Rate plus 2.495%. The interest rate on the mortgage note is fixed at 6.15% through an interest rate swap agreement. The mortgage note requires monthly payments of interest with the principal due at maturity in February 2022.

Additionally, in January 2012, the Company received proceeds of $24.4 million related to a mortgage note payable, secured by two properties, which bears interest at a variable-rate of the One-Month London Interbank Offered Rate plus 2.35%. The interest rate on the mortgage note is fixed at 3.75% through an interest rate swap agreement. The mortgage note requires monthly payments of interest with the principal due at maturity in February 2017.

AMERICAN REALTY CAPITAL TRUST III, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2011

Note 14 — Subsequent Events  – (continued)

Sales of Common Stock

From January 1, 2012 to February 15, 2012, the Company issued 5.5 million shares of common stock, including shares issued under the DRIP. Total gross proceeds from these issuances were $54.3 million.

Real Estate and Accumulated Depreciation
Schedule III
December 31, 2011
(in thousands)

Property	City	State	Encumbrances at December 31, 2011	Initial Costs		Adjustment to Basis	Gross Amount Carried at December 31, 2011	Accumulated Depreciation
				Land	Buildings and Fixtures
Advance Auto	Houston	TX	$—	$248	$991	$—	$1,239	$14
Advance Auto	Houston	TX	—	343	1,029	—	1,372	15
Dollar General	Red Level	AL	—	120	680	—	800	6
Dollar General	Molina	FL	—	178	1,007	—	1,185	9
Dollar General	Maysville	MO	—	107	607	—	714	6
Dollar General	Forest	OH	—	76	681	—	757	6
Dollar General	New Matamoras	OH	—	123	696	—	819	7
Dollar General	Payne	OH	—	81	729	—	810	7
Dollar General	Pleasant City	OH	—	131	740	—	871	7
Dollar General	Poteet	TX	—	96	864	—	960	8
Dollar General	Progreso	TX	—	169	957	—	1,126	9
Dollar General	Rio Grande City	TX	—	137	779	—	916	7
Dollar General	Roma	TX	—	253	1,010	—	1,263	9
Dollar General II	Auxvasse	MO	—	72	650	—	722	3
Dollar General II	Conway	MO	—	37	694	—	731	3
Dollar General II	King City	MO	—	33	625	—	658	3
Dollar General II	Licking	MO	—	77	688	—	765	3
Dollar General II	Stanberry	MO	—	111	629	—	740	3
Dollar General III	Tarrant	AL	—	217	869	—	1,086	4
Dollar General IV	Monroeville	IN	—	112	636	—	748	—
Dollar General V	Tuscaloosa	AL	—	133	756	—	889	—
Dollar General V	Grand Ridge	FL	—	76	684	—	760	—
Dollar General V	St. Clair	MO	—	220	879	—	1,099	—
Dollar General V	Pleasant Hill	TN	—	39	747	—	786	—
Dollar General V	Lyford	TX	—	80	724	—	804	—
Dollar General V	Mellen	WI	—	79	711	—	790	—
Dollar General V	Minong	WI	—	38	727	—	765	—
Dollar General V	Solon Springs	WI	—	76	685	—	761	—
Dollar General VI	Edwards	MS	—	75	671	—	746	—
Dollar General VI	Greensville	MS	—	82	739	—	821	—
Dollar General VI	Walmut Grove	MS	—	71	641	—	712	—
Family Dollar	Madison	NE	—	37	703	—	740	—
Family Dollar	Floydada	TX	—	36	681	—	717	—
Fed Ex	Butte	MT	5,060	403	7,653	—	8,056	117
Fed Ex II	Belmont	NH	—	265	2,386	—	2,651	—
GSA	Cocoa	FL	—	253	1,435	—	1,688	7
GSA II	Craig	CO	—	129	1,159	—	1,288	—
Walgreens	Maplewood	NJ	—	1,071	6,071	—	7,142	30
Walgreens	Staten Island	NY	—	—	3,984	—	3,984	60
Walgreens II	Coalings	CA	—	396	3,568	—	3,964	54
Walgreens III	Stevensville	MI	—	855	3,420	—	4,275	17
Total			$5,060	$7,135	$54,585	$—	$61,720	$414

Each location is a single tenant, freestanding property. Each of the properties has a depreciable life of 40 years. Acquired intangible lease assets in the amount of $10.7 million allocated to individual properties are not reflected in the table above. The accumulated depreciation column excludes $0.1 million of amortization associated with acquired intangible lease assets.

A summary of activity for real estate and accumulated depreciation for the year ended December 31, 2011 (amounts in thousands):

Year Ended December 31, 2011
Real estate investments, at cost:
Balance at beginning of year	$—
Additions- acquisitions and improvements	61,720
Balance at end of the year	$61,720
Accumulated depreciation:
Balance at beginning of year	$—
Depreciation expense	414
Balance at end of the year	$414

There was no real estate activity for the period from October 15, 2010 (date of inception) to December 31, 2010.

AMERICAN REALTY CAPITAL TRUST III, INC.

CONSOLIDATED BALANCE SHEETS
(In thousands, except share and per share data)

	September 30, 2012	December 31, 2011
	(Unaudited)
ASSETS
Real estate investments, at cost:
Land	$143,346	$7,135
Buildings, fixtures and improvements	686,724	54,585
Acquired intangible lease assets	115,268	10,733
Total real estate investments, at cost	945,338	72,453
Less: accumulated depreciation and amortization	(16,712)	(499)
Total real estate investments, net	928,626	71,954
Cash and cash equivalents	691,674	16,183
Investment securities, at fair value	8,089	—
Restricted cash	1,212	—
Prepaid expenses and other assets	7,822	252
Receivable for issuance of common stock	4,320	969
Deferred costs, net	11,644	639
Total assets	$1,653,387	$89,997
LIABILITIES AND EQUITY
Mortgage notes payable	$156,730	$5,060
Derivatives, at fair value	4,122	98
Accounts payable and accrued expenses	3,163	716
Deferred rent	1,998	163
Distributions payable	9,251	504
Total liabilities	175,264	6,541
Preferred stock, $0.01 par value per share, 50,000,000 shares authorized, none issued and outstanding	—	—
Common stock, $0.01 par value per share, 300,000,000 shares authorized, 175,350,883 and 10,356,402 shares issued and outstanding at September 30, 2012 and December 31, 2011, respectively	1,753	104
Additional paid-in capital	1,537,766	86,643
Accumulated other comprehensive loss	(4,088)	(98)
Accumulated deficit	(60,308)	(3,193)
Total stockholders’ equity	1,475,123	83,456
Non-controlling interest	3,000	—
Total equity	1,478,123	83,456
Total liabilities and equity	$1,653,387	$89,997

The accompanying notes are an integral part of these financial statements.

AMERICAN REALTY CAPITAL TRUST III, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS
(In thousands, except share and per share data)
(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2012	2011	2012	2011
Revenues:
Rental income	$13,638	$8	$24,948	$8
Operating expense reimbursement	426	—	598	—
Total revenues	14,064	8	25,546	8
Operating expenses:
Property operating	762	2	1,102	2
Operating fees to affiliates	—	—	212	—
Acquisition and transaction related	13,817	420	24,087	420
General and administrative	360	82	797	180
Depreciation and amortization	8,900	—	16,213	—
Total operating expenses	23,839	504	42,411	602
Operating loss	(9,775)	(496)	(16,865)	(594)
Other income (expenses):
Interest expense	(2,318)	—	(4,723)	—
Other income, net	206	—	273	—
Total other expenses	(2,112)	—	(4,450)	—
Net loss	(11,887)	(496)	(21,315)	(594)
Net loss attributable to non-controlling interest	—	—	—	—
Net loss attributable to stockholders	$(11,887)	$(496)	$(21,315)	$(594)
Other comprehensive loss:
Designated derivatives, fair value adjustment	(1,198)	—	(4,024)	—
Unrealized gain on investment securities, net	34	—	34	—
Comprehensive loss	$(13,051)	$(496)	$(25,305)	$(594)
Basic and diluted weighted average common shares outstanding	134,186,453	685,340	72,007,149	244,217
Basic and diluted net loss per share attributable to stockholders	$(0.09)	$(0.72)	$(0.30)	$(2.43)

The accompanying notes are an integral part of these financial statements.

AMERICAN REALTY CAPITAL TRUST III, INC.

CONSOLIDATED STATEMENT OF CHANGES IN EQUITY
(In thousands, except for share data)
(Unaudited)

	Common Stock		Additional Paid-In Capital	Accumulated Other Comprehensive Loss	Accumulated Deficit	Total Stockholders’ Equity	Non-Controlling Interest	Total Equity
	Number of Shares	Par Value
Balance, December 31, 2011	10,356,402	$104	$86,643	$(98)	$(3,193)	$83,456	$—	$83,456
Issuances of common stock	163,805,088	1,638	1,620,766	—	—	1,622,404	—	1,622,404
Common stock offering costs, commissions and dealer manager fees	—	—	(180,783)	—	—	(180,783)	—	(180,783)
Common stock issued through distribution reinvestment plan	1,327,659	13	12,600	—	—	12,613	—	12,613
Distributions declared	—	—	—	—	(35,800)	(35,800)	—	(35,800)
Common stock repurchases	(153,905)	(2)	(1,505)	—	—	(1,507)	—	(1,507)
Share based compensation, net of forfeitures	15,639	—	45	—	—	45	—	45
Contribution from non-controlling interest holder	—	—	—	—	—	—	3,000	3,000
Net loss	—	—	—	—	(21,315)	(21,315)	—	(21,315)
Other comprehensive loss	—	—	—	(3,990)	—	(3,990)	—	(3,990)
Balance, September 30, 2012	175,350,883	$1,753	$1,537,766	$(4,088)	$(60,308)	$1,475,123	$3,000	$1,478,123

The accompanying notes are an integral part of these financial statements.

AMERICAN REALTY CAPITAL TRUST III, INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)
(Unaudited)

	Nine Months Ended September 30,
	2012	2011
Cash flows from operating activities:
Net loss	$(21,315)	$(594)
Adjustment to reconcile net loss to net cash used in operating activities:
Depreciation	13,171	—
Amortization of intangibles	3,042	—
Amortization of deferred financing costs	696	—
Share based compensation	45	6
Changes in assets and liabilities:
Prepaid expenses and other assets	(2,197)	(35)
Accounts payable and accrued expenses	1,418	59
Deferred rent	1,835	79
Net cash used in operating activities	(3,305)	(485)
Cash flows from investing activities:
Investment in real estate and other assets	(872,885)	(12,083)
Deposits for real estate investments	(4,914)	—
Purchase of investment securities	(8,055)	—
Net cash used in investing activities	(885,854)	(12,083)
Cash flows from financing activities:
Proceeds from mortgage notes payable	151,670	—
Payments of financing costs	(11,701)	(150)
Proceeds from issuance of common stock	1,619,053	25,337
Payments of offering costs and fees related to stock issuances	(180,365)	(6,267)
Proceeds from affiliates, net	(459)	(16)
Contributions from non-controlling interest holder	3,000	—
Distributions paid	(14,440)	—
Repurchases of common stock	(896)	—
Restricted cash	(1,212)	—
Net cash provided by financing activities	1,564,650	18,904
Net change in cash and cash equivalents	675,491	6,336
Cash and cash equivalents, beginning of period	16,183	—
Cash and cash equivalents, end of period	$691,674	$6,336
Supplemental Disclosures:
Cash paid for interest	$3,448	$—
Cash paid for income taxes	24	—
Non-Cash Investing and Financing Activities:
Common stock issued through distribution reinvestment plan	$12,613	$—
Accrued offering costs	900	795

The accompanying notes are an integral part of these financial statements.

AMERICAN REALTY CAPITAL TRUST III, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
September 30, 2012
(Unaudited)

Note 1 — Organization

American Realty Capital Trust III, Inc. (the “Company”), was incorporated on October 15, 2010, as a Maryland corporation that qualified as a real estate investment trust (“REIT”) for U.S. federal income tax purposes beginning with the taxable year ended December 31, 2011. On March 31, 2011, the Company commenced its initial public offering (the “IPO”) on a “reasonable best efforts” basis of up to 150.0 million shares of common stock, $0.01 par value per share at a price of $10.00 per share, subject to certain volume and other discounts, pursuant to a registration statement on Form S-11 (File No. 333-170298) (the “Registration Statement”) filed with the U.S. Securities and Exchange Commission (the “SEC”) under the Securities Act of 1933, as amended. The Registration Statement also covers up to 25.0 million shares available pursuant to a distribution reinvestment plan (the “DRIP”) under which the Company’s common stockholders may elect to have their distributions reinvested in additional shares of the Company’s common stock at the greater of $9.50 per share or 95% of the estimated value of a share of common stock. The Company sold 20,000 shares of common stock to American Realty Capital III Special Limited Partnership, LLC (the “Special Limited Partner”), an entity wholly owned by AR Capital, LLC (the “Sponsor”) on October 20, 2010, at $10.00 per share. In August 2011, the Company had raised proceeds sufficient to break escrow in connection with the IPO.

As of August 31, 2012, the Company had issued the entire 150.0 million shares of common stock registered in connection with its IPO, plus 1.0 million DRIP shares, and as permitted, reallocated the remaining 24.0 million DRIP shares to the primary offering. In addition, on August 30, 2012, the Company registered an additional 25.0 million shares to be used under the DRIP pursuant to a registration statement on Form S-3 (File No. 333-183649). On September 28, 2012, the Company announced the close of the IPO following the successful achievement of its target equity raise of $1.7 billion, including the shares reallocated from the DRIP. As of September 30, 2012, the Company had 175.4 million shares of common stock outstanding, including unvested restricted shares and shares issued pursuant to the DRIP and had received total proceeds from these issuances of $1.7 billion. As of September 30, 2012, the aggregate value of all common share issuances, excluding unvested restricted stock, was $1.8 billion, based on a per share value of $10.00 (or $9.50 per share for shares issued under the DRIP).

The Company was formed to primarily acquire a diversified portfolio of commercial properties, comprised primarily of freestanding single-tenant properties that are net leased to investment grade and other creditworthy tenants. All such properties may be acquired and operated by the Company alone or jointly with another party. The Company may also originate or acquire first mortgage loans secured by real estate. American Realty Capital Advisors III, LLC (the “Advisor”), is the Company’s affiliated advisor. The Company purchased its first property and commenced real estate operations in September 2011. As of September 30, 2012, the Company owned 382 properties with an aggregate purchase price of $945.3 million, comprised of 7,859,173 square feet which were 100% leased.

Substantially all of the Company’s business is conducted through American Realty Capital Operating Partnership III, L.P. (the “OP”), a Delaware limited partnership. The Company is the sole general partner and holds substantially all of the equity interest in the OP. On September 28, 2012, the Company, the OP and an unaffiliated third party investor (the “Investor”) entered into a contribution agreement pursuant to which the OP issued 0.3 million operating partnership units (the “OP Units”) in exchange for a $3.0 million cash contribution by the Investor to the OP. As of September 30, 2012, the Advisor and the Investor are the sole limited partners and hold 202 and 0.3 million OP Units (non-controlling interest), respectively, which represent a nominal percentage of the aggregate equity interest. After holding the OP Units for a period of one year, or upon the liquidation of the OP or sale of substantially all of the assets of the OP, holders of the OP Units have the right to convert OP units for the cash value of a corresponding number of shares of common stock or, at the option of the OP, a corresponding number of shares of the Company’s common stock, as allowed by the limited partnership agreement of the OP. The remaining rights of the limited partner interest

AMERICAN REALTY CAPITAL TRUST III, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
September 30, 2012
(Unaudited)

Note 1 — Organization  – (continued)

are limited, however, and do not include the ability to replace the general partner or to approve the sale, purchase or refinancing of the OP’s assets.

The Company has retained the Advisor to manage its affairs on a day-to-day basis. The Company has retained American Realty Capital Properties III, LLC (the “Property Manager”), an entity wholly owned by the Special Limited Partner, to serve as the Company’s property manager. Realty Capital Securities, LLC (the “Dealer Manager”), an affiliate of the Sponsor, serves as the dealer manager of the Company’s IPO. The Advisor, Property Manager and Dealer Manager are related parties and will receive compensation and fees for services related to the IPO and for the investment and management of the Company’s assets. Such entities receive fees during the offering, acquisition, operational and liquidation stages.

On August 23, 2012, the Company retained UBS Investment Bank (“UBS”) as its financial advisor to assist in evaluating potential financing and strategic alternatives, consistent with the Company’s long-term business strategy.

Note 2 — Summary of Significant Accounting Policies

The accompanying consolidated financial statements of the Company included herein were prepared in conformity with accounting principles generally accepted in the United States of America (“U.S. GAAP”) for interim financial information and with the instructions to Form 10-Q and Article 10 of Regulation S-X. Accordingly, they do not include all of the information and footnotes required by U.S. GAAP for complete financial statements. The information furnished includes all adjustments and accruals of a normal recurring nature, which, in the opinion of management, are necessary for a fair presentation of results for the interim periods. All intercompany accounts and transactions have been eliminated in consolidation. The results of operations for the three and nine months ended September 30, 2012 are not necessarily indicative of the results for the entire year or any subsequent interim period. These financial statements should be read in conjunction with the audited consolidated financial statements and notes thereto as of December 31, 2011 and for the year then ended, which are included in the Company’s Annual Report on Form 10-K filed with the SEC on February 29, 2012.

There have been no significant changes to these policies during the nine months ended September 30, 2012 other than the updates described below.

Recent Accounting Pronouncements

In May 2011, the Financial Accounting Standards Board (the “FASB”) issued guidance that expands the existing disclosure requirements for fair value measurements, primarily for Level 3 measurements, which are measurements based on unobservable inputs such as the Company’s own data. This guidance was largely consistent with current fair value measurement principles with few exceptions that did not result in a change in general practice. The guidance was applied prospectively and was effective for interim and annual reporting periods beginning after December 15, 2011. The adoption of this guidance did not have a material impact on the Company’s financial position or results of operations as the guidance relates only to disclosure requirements.

In June 2011, the FASB issued guidance requiring entities to present items of net income and other comprehensive income either in one continuous statement — referred to as the statement of comprehensive income — or in two separate, but consecutive, statements of net income and other comprehensive income. The new guidance did not change which components of comprehensive income are recognized in net income or other comprehensive income, or when an item of other comprehensive income must be reclassified to net income. In December 2011, the FASB deferred certain provisions of this guidance related to the presentation of certain reclassification adjustments out of accumulated other comprehensive income, by component, in both the statement and the statement where the reclassification is presented. This guidance was applied

AMERICAN REALTY CAPITAL TRUST III, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
September 30, 2012
(Unaudited)

Note 2 — Summary of Significant Accounting Policies  – (continued)

prospectively and was effective for interim and annual periods beginning after December 15, 2011. The adoption of this guidance did not have a material impact on the Company’s financial position or results of operations but changed the location of the presentation of other comprehensive income to more closely associate the disclosure with net income.

In September 2011, the FASB issued guidance that allows entities to perform a qualitative analysis as the first step in determining whether it is more likely than not that the fair value of a reporting unit is less than its carrying amount. If it is determined that it is not more likely than not that the fair value of the reporting unit is less than its carrying amount, then a quantitative analysis for impairment is not required. The guidance was effective for interim and annual impairment tests for fiscal periods beginning after December 15, 2011. The adoption of this guidance did not have a material impact on the Company’s financial position or results of operations.

In December 2011, the FASB issued guidance which contains new disclosure requirements regarding the nature of and entity’s rights of offset and related arrangements associated with its financial instruments and derivative instruments. The new disclosures are designed to make financial statements prepared under U.S. GAAP more comparable to those prepared under International Financial Reporting Standards and will give the financial statement users information about both gross and net exposures. The guidance is effective for interim and annual reporting periods beginning on or after January 1, 2013. The adoption of this guidance is not expected to have a material impact on the Company’s financial position or results of operations.

In July 2012, the FASB issued revised guidance intended to simplify how an entity tests indefinite-lived intangible assets for impairment. The amendments will allow an entity first to assess qualitative factors to determine whether it is necessary to perform a quantitative impairment test. An entity will no longer be required to calculate the fair value of an indefinite-lived intangible asset and perform the quantitative test unless the entity determines, based on a qualitative assessment, that it is more likely than not that its fair value is less than its carrying amount. The amendments are effective for annual and interim indefinite-lived intangible asset impairment tests performed for fiscal years beginning after September 15, 2012. Early adoption is permitted. The Company does not expect the adoption to have a material impact on the Company’s financial position or results of operations.

Note 3 — Real Estate Investments

The following table presents the allocation of the assets acquired during the nine months ended September 30, 2012 and 2011 (dollar amounts in thousands):

	Nine Months Ended September 30,
	2012	2011
Real estate investments, at cost:
Land	$136,211	$994
Buildings, fixtures and improvements	632,139	9,673
Total tangible assets	768,350	10,667
Acquired intangibles:
In-place leases	104,535	1,416
Cash paid for acquired real estate investments	$872,885	$12,083
Number of properties purchased	341	3

AMERICAN REALTY CAPITAL TRUST III, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
September 30, 2012
(Unaudited)

Note 3 — Real Estate Investments  – (continued)

The Company acquires and operates commercial properties. All such properties may be acquired and operated by the Company alone or jointly with another party. The Company acquired the following properties, which are 100% leased, during the nine months ended September 30, 2012 (base purchase price and annualized net operating income (“NOI”) in thousands):

Portfolio	Acquisition Date	Number of Properties	Square Feet	Remaining Lease Term(1)	Base Purchase Price(2)	Capitalization Rate(3)	Annualized NOI(4)	Annualized Rental Income/NOI per Square Foot(5)
Portfolio as of Dec. 31, 2011		41	426,829	15.0	$72,453	7.9%	$5,742	$13.34
Family Dollar	Jan. 2012	5	43,860	8.0	5,105	9.1%	464	10.58
Express Scripts	Jan. 2012	1	227,467	9.3	42,642	7.8%	3,347	14.71
Tractor Supply	Jan. 2012	1	19,097	13.6	5,313	8.3%	442	23.14
FedEx II	Feb. & Mar. 2012	2	210,434	11.0	42,874	7.4%	3,183	15.13
Dollar General IV	Feb. & Mar. 2012	2	18,049	14.3	2,372	8.2%	195	10.80
Dollar General V	Feb. 2012	1	10,765	14.3	1,294	8.3%	107	9.94
Dollar General VII	Feb. & Mar. 2012	12	109,750	13.9	12,922	8.3%	1,075	9.79
Dollar General VIII	Feb. 2012	4	37,870	14.3	4,020	8.3%	335	8.85
Walgreens IV	Feb. 2012	6	87,659	18.8	27,990	7.0%	1,959	22.35
FedEx III	Feb. 2012	2	227,962	9.0	18,369	7.8%	1,431	6.28
GSA III(6)	Mar. 2012	1	35,311	10.1	7,300	8.0%	581	16.45
Family Dollar II	Feb. 2012	1	8,000	9.3	860	9.2%	79	9.88
Dollar General IX	Feb. 2012	2	19,592	14.0	2,237	8.3%	186	9.49
GSA IV(6)	Mar. 2012	1	18,712	8.7	4,852	8.3%	401	21.43
Dollar General X	Mar. 2012	1	10,640	14.5	1,252	8.5%	106	9.96
Advance Auto II	Mar. 2012	1	8,075	9.3	970	8.2%	80	9.91
Dollar General XI	Mar. & May 2012	4	36,154	14.4	4,205	8.3%	350	9.68
FedEx IV	Mar. 2012	1	63,092	9.3	4,176	7.9%	331	5.25
CVS	Mar. 2012	1	10,125	7.3	3,414	7.6%	261	25.78
Advance Auto III	Mar. 2012	1	7,000	9.5	1,890	8.1%	153	21.86
Family Dollar III	Mar. & May 2012	4	32,960	10.2	3,967	9.0%	359	10.89
Family Dollar IV	Mar., Apr., May & Jul. 2012	8	66,398	9.1	7,505	9.0%	675	10.17
Dollar General XII	Mar. 2012	1	10,566	14.5	988	8.3%	82	7.76
FedEx V	Apr. 2012	1	142,139	14.4	46,525	7.9%	3,669	25.81
Dollar General XIII	Apr., May, Jul., & Aug 2012	4	36,567	13.7	3,649	8.4%	306	8.37
Dollar General XIV	Apr. 2012	2	18,052	14.6	1,815	8.8%	159	8.81
Dollar General XV	Apr. to Sep. 2012	22	215,905	14.6	27,461	8.2%	2,240	10.37
Dollar General XVI	Apr. 2012	3	27,226	14.6	3,123	8.3%	260	9.55
Advance Auto IV	Apr. 2012	1	7,000	9.3	955	8.3%	79	11.29
Shaw’s Supermarkets	Apr. 2012	1	59,766	8.4	5,750	8.9%	513	8.58
Rubbermaid	Apr. 2012	1	660,820	10.3	23,125	7.7%	1,787	2.70
Citizens Bank	Apr. & May 2012	30	83,642	9.8	27,389	7.5%	2,061	24.64
Tire Kingdom	Apr. 2012	1	6,656	10.9	1,691	9.2%	155	23.29
Circle K	May 2012	1	2,680	11.6	1,911	7.7%	147	54.85
Family Dollar V	May 2012	4	32,306	8.9	3,934	9.1%	358	11.08
GSA V(6)	May 2012	1	15,915	8.6	5,500	8.0%	442	27.77
GSA VI(6)	May 2012	1	12,187	9.1	3,125	8.2%	257	21.09
General Mills	May 2012	1	359,499	11.0	33,108	7.7%	2,558	7.12
Walgreens V	May 2012	1	14,736	21.8	8,667	7.2%	625	42.41
NTW & Big O Tires	Jun. 2012	2	17,159	11.6	4,025	7.8%	312	18.18
Fresenius Medical	Jun. 2012	4	27,307	10.2	7,920	9.0%	713	26.11
Tractor Supply II	Jun. 2012	1	15,097	12.5	2,789	8.5%	238	15.76
Dollar General XVII	Jun. 2012	1	9,234	14.7	978	8.6%	84	9.10
FedEx VI	Jun. & Sep. 2012	3	162,547	10.9	20,092	7.6%	1,520	9.35

AMERICAN REALTY CAPITAL TRUST III, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
September 30, 2012
(Unaudited)

Note 3 — Real Estate Investments  – (continued)

Portfolio	Acquisition Date	Number of Properties	Square Feet	Remaining Lease Term(1)	Base Purchase Price(2)	Capitalization Rate(3)	Annualized NOI(4)	Annualized Rental Income/NOI per Square Foot(5)
Advance Auto V	Jun. 2012	2	14,000	10.2	3,995	7.8%	310	22.14
Walgreens VI	Jun. 2012	4	58,410	20.0	20,900	6.6%	1,379	23.61
Advance Auto VI	Jun. 2012	1	5,000	10.7	997	8.1%	81	16.20
GSA VII(6)	Jul. 2012	1	21,000	13.8	3,520	7.4%	261	12.43
Dollar General XVIII	Jul. 2012	3	27,530	13.8	2,703	8.2%	222	8.06
Advance Auto VII	Jul. 2012	1	6,759	10.5	1,724	8.0%	138	20.42
Dollar General XIX	Jul. 2012	3	27,078	14.6	3,043	8.5%	258	9.53
FedEx VII	Jul. 2012	1	74,707	9.8	5,327	7.8%	416	5.57
Dollar General XX	Jul. & Aug. 2012	3	27,355	14.8	2,721	8.3%	227	8.30
Fresenius Medical II	Jul. 2012	1	9,304	11.6	3,247	8.2%	266	28.59
Family Dollar VI	Jul. 2012	2	16,000	9.0	2,237	9.1%	203	12.69
Dollar General XXI	Jul. & Sep. 2012	4	36,080	14.9	4,383	8.3%	364	10.09
Dollar General XXII	Jul. & Sep. 2012	2	18,114	14.9	1,961	8.3%	162	8.94
Advanced Auto & Bojangles	Jul. & Aug. 2012	14	65,266	12.8	$24,193	7.8%	$1,890	$28.96
Scotts Company	Jul. & Sep. 2012	3	551,249	10.3	19,050	7.9%	1,512	2.74
Walgreens VII	Jul. 2012	1	14,820	20.1	7,848	6.8%	534	36.03
Walgreens VIII	Jul. 2012	1	14,490	14.3	4,529	7.0%	317	21.88
West Marine	Jul. 2012	1	15,404	9.8	3,210	8.6%	277	17.98
Fresenius Medical III	Jul. 2012	2	14,792	11.1	4,811	8.4%	405	27.38
O’Reilly Auto	Aug. 2012	1	5,084	14.6	623	7.9%	49	9.64
Tractor Supply III	Aug. 2012	1	19,097	13.8	3,123	8.1%	254	13.30
CVS II	Aug. 2012	1	8,193	25.4	1,459	7.8%	113	13.79
Williams Sonoma	Aug. 2012	1	1,106,876	10.3	52,424	8.0%	4,179	3.78
Dollar General XXIII	Aug. 2012	2	18,126	14.8	2,142	8.1%	174	9.60
Bed Bath & Beyond	Aug. 2012	1	1,035,840	11.9	63,000	7.5%	4,717	4.55
Advance Auto VIII	Aug. 2012	1	6,779	10.4	1,712	7.9%	135	19.91
CVS III	Aug. 2012	1	12,941	11.9	5,072	6.9%	349	26.97
Dollar General XXIV	Aug. & Sep. 2012	28	259,736	14.8	31,266	7.9%	2,457	9.46
Circle K II	Aug. 2012	1	3,745	10.5	1,297	8.4%	109	29.11
Dollar General XXV	Aug. 2012	4	36,968	14.8	3,975	8.4%	332	8.98
Dollar General XXVI	Aug. 2012	24	220,490	12.4	25,195	7.7%	1,940	8.80
Dollar General XXVII	Aug. & Sep. 2012	3	28,618	14.9	3,413	8.5%	290	10.13
Family Dollar VII	Sep. 2012	1	8,000	10.5	999	9.0%	90	11.25
Dollar General XXVIII	Sep. 2012	3	27,078	13.7	3,098	8.0%	248	9.16
Family Dollar VIII	Sep. 2012	2	16,033	9.6	2,056	9.0%	185	11.54
FedEx VIII	Sep. 2012	1	13,334	14.9	4,326	7.6%	329	24.67
Family Dollar IX	Sep. 2012	1	8,320	10.8	1,042	9.0%	94	11.30
Krystal	Sep. 2012	22	47,874	20.0	27,613	9.0%	2,492	52.05
Mattress Firm I	Sep. 2012	1	24,000	11.2	1,852	8.6%	160	6.67
Price Rite I	Sep. 2012	1	42,100	15.4	4,555	7.8%	354	8.41
Circle K III	Sep. 2012	1	3,035	11.6	2,131	7.6%	161	53.05
FedEx IX	Sep. 2012	3	53,263	9.7	7,577	8.0%	606	11.38
Citizens Bank II	Sep. 2012	33	142,074	11.1	52,854	8.0%	4,214	29.66
Kum & Go	Sep. 2012	2	9,909	20.0	6,000	7.9%	473	47.73
Mattress Firm II	Sep. 2012	1	7,295	9.8	2,439	8.5%	207	28.38
Mattress Firm III	Sep. 2012	1	4,200	9.8	1,194	8.5%	102	24.29
2012 Acquisitions		341	7,432,344	12.5	872,885	7.9%	68,700	9.24
Portfolio as of September 30, 2012		382	7,859,173	12.7	$945,338	7.9%	$74,442	$9.47

AMERICAN REALTY CAPITAL TRUST III, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
September 30, 2012
(Unaudited)

Note 3 — Real Estate Investments  – (continued)

(1)	Remaining lease term as of September 30, 2012, in years. If the portfolio has multiple locations with varying lease expirations, remaining lease term is calculated on a weighted-average basis. Total remaining lease term is an average of the remaining lease term of the total portfolio.
(2)	Contract purchase price, excluding acquisition and transaction-related costs. Acquisition and transaction-related costs include legal and other property closing costs.
(3)	Annualized NOI divided by base purchase price. Total capitalization rate is an average of the capitalization rate of the total portfolio.
(4)	Annualized NOI for the three months ended September 30, 2012, or since acquisition date, for the property portfolio. Annualized NOI is annualized rental income on a straight-line basis, which includes the effect of tenant concessions such as free rent, as applicable, plus operating expense reimbursement revenue less property operating expenses.
(5)	Annualized rental income/NOI as of September 30, 2012 for the in-place leases in the property portfolio on a straight-line basis, which includes the effect of tenant concessions such as free rent, as applicable, plus operating expense reimbursement revenue less property operating expenses.
(6)	Buildings, fixtures and improvements have been provisionally allocated pending receipt of the cost segregation analysis on such assets being prepared by a third party specialist.

Future Lease Payments

The following table presents future minimum base rent cash payments due to the Company subsequent to September 30, 2012. These amounts exclude contingent rental payments, as applicable, that may be collected from certain tenants based on provisions related to sales thresholds and increases in annual rent based on exceeding certain economic indexes among other items (amounts in thousands):

Future Minimum Base Rent Payments
October 1, 2012 to December 31, 2012	$18,175
2013	72,837
2014	73,169
2015	73,626
2016	74,039
Thereafter	640,261
Total	$952,107

Tenant Concentration

The following table lists the tenants whose annualized rental income on a straight-line basis or NOI represented greater than 10% of total annualized rental income for all portfolio properties on a straight-line basis as of September 30, 2012 and 2011:

Tenant	September 30, 2012	September 30, 2011
FedEx	17.0%	73.4%
Dollar General	19.6%	*
Advance Auto	*	26.6%

*	The tenant’s annualized rental income/NOI on a straight-line basis was not greater than 10% of total annualized rental income for all portfolio properties on a straight-line basis as of the period specified or the tenant was not part of the total portfolio of properties as of the period specified.

AMERICAN REALTY CAPITAL TRUST III, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
September 30, 2012
(Unaudited)

Note 3 — Real Estate Investments  – (continued)

The termination, delinquency or non-renewal of one of the above tenants may have a material adverse effect on revenues. No other tenant represents more than 10% of annualized rental income as of September 30, 2012 and 2011.

Geographic Concentration

The following table lists the states where the Company has concentrations of properties whose annualized rental income on a straight-line basis or NOI represented greater than 10% of total annualized rental income for all portfolio properties on a straight-line basis as of September 30, 2012 and 2011:

State	September 30, 2012	September 30, 2011
Montana	*	73.4%
Texas	*	26.6%

*	The state’s annualized rental income/NOI was not greater than 10% of total annualized rental income for all portfolio properties on a straight-line basis as of the period specified.

Note 4 — Senior Revolving Credit Facility

On July 20, 2012, the Company, through the OP, entered into a senior revolving credit facility in the amount of $100.0 million with RBS Citizens, N.A. (“RBS”). The credit facility contains an “accordion” feature to allow the Company, under certain circumstances, to increase the aggregate commitments under the credit facility to a maximum of $250.0 million.

The credit facility is a revolving line of credit which has a term of 36 months, subject to the Company’s right to a 12-month extension. The Company will have the option, based upon its corporate leverage, to draw loans under the credit facility priced at either: (a) LIBOR, plus an applicable margin that ranges from 2.10% to 3.50%; or (b) the Base Rate, plus an applicable margin that ranges from 2.50% to 3.00%. Base Rate is defined in the credit facility as the greater of (i) the fluctuating annual rate of interest announced from time to time by RBS as its “prime rate” or (ii) 1.0% above the federal funds effective rate. The credit facility includes an unused fee per annum of 0.25% and 0.15%, if the unused balance of the facility exceeds or is less than 50% of the available facility, respectively.

The credit facility provides for monthly interest payments, with all principal outstanding being due on the maturity date in July 2015. Borrowings under the credit facility may be prepaid from time to time and at any time, in whole or in part, without premium or penalty, subject to reimbursement of certain costs and expenses. In the event of a default, each lender has the right to terminate its obligations under the credit facility, and to accelerate the payment on any unpaid principal amount of all outstanding loans. The Company has guaranteed the obligations under the credit facility. The credit facility requires the Company to meet certain financial covenants, including the maintenance of certain financial ratios (such as specified debt to equity and debt service coverage ratios) as well as the maintenance of a minimum net worth. As of September 30, 2012, the Company was in compliance with the debt covenants under the credit facility agreement.

As of September 30, 2012, the Company had no outstanding borrowing under this facility. The Company incurred approximately $50,000 in unused fees for the three and nine months ended September 30, 2012, respectively.

AMERICAN REALTY CAPITAL TRUST III, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
September 30, 2012
(Unaudited)

Note 5 — Mortgage Notes Payable

The Company’s mortgage notes payable consist of the following (dollar amounts in thousands):

	Encumbered Properties	Outstanding Loan Amount	Weighted Average Effective Interest Rate(1)	Weighted Average Maturity(2)
September 30, 2012	102	$156,730	4.60%	6.22
December 31, 2011	1	$5,060	3.75%	4.59

(1)	Mortgage notes payable have fixed rates or rates that are fixed through the use of interest rate hedging instruments. Effective interest rates range from 3.75% to 6.13% at September 30, 2012. The effective interest rate was 3.75% on the one mortgage note payable at December 31, 2011.
(2)	Weighted average remaining years until maturity as of the periods presented.

The following table summarizes the scheduled aggregate principal repayments subsequent to September 30, 2012 (amounts in thousands):

Future Principal Payments
October 1, 2012 to December 31, 2012	$—
2013	—
2014	—
2015	—
2016	5,060
Thereafter	151,670
Total	$156,730

The Company’s sources of mortgage loan financing generally require financial covenants, including restrictions on corporate guarantees, the maintenance of certain financial ratios (such as specified debt to equity and debt service coverage ratios) as well as the maintenance of a minimum net worth. As of September 30, 2012, the Company was in compliance with the debt covenants under the mortgage loan agreements.

Note 6 — Investment Securities

At September 30, 2012, the Company had investments in redeemable preferred stock and senior notes, accounted for as debt securities, with a fair value of $8.1 million. These investments are considered available-for-sale securities and therefore increases or decreases in the fair value of these investments are recorded in accumulated other comprehensive income as a component of equity on the balance sheet unless the securities are considered to be permanently impaired at which time the losses would be reclassified to expense.

The following table details the unrealized gains and losses on investment securities as of September 30, 2012. The Company did not have any such investments as of December 31, 2011 (in thousands):

	September 30, 2012
	Cost	Gross Unrealized Gains	Gross Unrealized Losses	Fair Value
Investment securities	$8,055	$41	$7	$8,089

The Company’s preferred stock investments are redeemable at the respective issuer’s option after five years from issuance. The senior notes have a weighted average maturity of 29.9 years and a weighted average interest rate of 5.7% at September 30, 2012.

AMERICAN REALTY CAPITAL TRUST III, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
September 30, 2012
(Unaudited)

Note 7 — Fair Value of Financial Instruments

The Company determines fair value based on quoted prices when available or through the use of alternative approaches, such as discounting the expected cash flows using market interest rates commensurate with the credit quality and duration of the investment. This alternative approach also reflects the contractual terms of the derivatives, including the period to maturity, and uses observable market-based inputs, including interest rate curves and implied volatilities. The guidance defines three levels of inputs that may be used to measure fair value:

Level 1 — Quoted prices in active markets for identical assets and liabilities that the reporting entity has the ability to access at the measurement date.

Level 2 — Inputs other than quoted prices included within Level 1 that are observable for the asset and liability or can be corroborated with observable market data for substantially the entire contractual term of the asset or liability.

Level 3 — Unobservable inputs that reflect the entity’s own assumptions about the assumptions that market participants would use in the pricing of the asset or liability and are consequently not based on market activity, but rather through particular valuation techniques.

The determination of where an asset or liability falls in the hierarchy requires significant judgment and considers factors specific to the asset or liability. In instances where the determination of the fair value measurement is based on inputs from different levels of the fair value hierarchy, the level in the fair value hierarchy within which the entire fair value measurement falls is based on the lowest level input that is significant to the fair value measurement in its entirety. The Company evaluates its hierarchy disclosures each quarter and depending on various factors, it is possible that an asset or liability may be classified differently from quarter to quarter. However, the Company expects that changes in classifications between levels will be rare.

Although the Company has determined that the majority of the inputs used to value its derivatives fall within Level 2 of the fair value hierarchy, the credit valuation adjustments associated with those derivatives utilize Level 3 inputs, such as estimates of current credit spreads to evaluate the likelihood of default by the Company and its counterparties. However, as of September 30, 2012 and December 31, 2011, the Company has assessed the significance of the impact of the credit valuation adjustments on the overall valuation of its derivative positions and has determined that the credit valuation adjustments are not significant to the overall valuation of the Company’s derivatives. As a result, the Company has determined that its derivative valuations in their entirety are classified in Level 2 of the fair value hierarchy.

The valuation of derivative instruments is determined using a discounted cash flow analysis on the expected cash flows of each derivative. This analysis reflects the contractual terms of the derivatives, including the period to maturity, as well as observable market-based inputs, including interest rate curves and implied volatilities. In addition, credit valuation adjustments, are incorporated into the fair values to account for the Company’s potential nonperformance risk and the performance risk of the counterparties.

The Company has preferred units and senior note investments that are traded in active markets and therefore, due to the availability of quoted market prices in active markets, classified these investments as Level 1 in the fair value hierarchy.

AMERICAN REALTY CAPITAL TRUST III, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
September 30, 2012
(Unaudited)

Note 7 — Fair Value of Financial Instruments  – (continued)

The following table presents information about the Company’s assets and liabilities (including derivatives that are presented net) measured at fair value on a recurring basis as of September 30, 2012 and December 31, 2011, aggregated by the level in the fair value hierarchy within which those instruments fall (amounts in thousands):

	Quoted Prices in Active Markets Level 1	Significant Other Observable Inputs Level 2	Significant Unobservable Inputs Level 3	Total
September 30, 2012
Investment securities	$8,089	$—	$—	$8,089
Interest rate swaps	$—	$(4,122)	$—	$(4,122)
December 31, 2011
Interest rate swap	$—	$(98)	$—	$(98)

A review of the fair value hierarchy classification is conducted on a quarterly basis. Changes in the type of inputs may result in a reclassification for certain assets. There were no transfers between Level 1 and Level 2 of the fair value hierarchy during the nine months ended September 30, 2012.

The Company is required to disclose the fair value of financial instruments for which it is practicable to estimate that value. The fair value of short-term financial instruments such as cash and cash equivalents, restricted cash, other receivables, accounts payable and distributions payable approximates their carrying value on the consolidated balance sheets due to their short-term nature. The fair values of the Company’s financial instruments that are not reported at fair value on the consolidated balance sheets are reported below (amounts in thousands):

	Level	Carrying Amount at September 30, 2012	Fair Value at September 30, 2012	Carrying Amount at December 31, 2011	Fair Value at December 31, 2011
Mortgage notes payable	3	$156,730	$162,408	$5,060	$5,060

The fair value of the mortgage notes payable are estimated using a discounted cash flow analysis, based on the Advisor’s experience with similar types of borrowing arrangements.

Note 8 — Derivatives and Hedging Activities

Risk Management Objective of Using Derivatives

The Company may use derivative financial instruments, including interest rate swaps, caps, options, floors and other interest rate derivative contracts, to hedge all or a portion of the interest rate risk associated with its borrowings. The principal objective of such arrangements is to minimize the risks and/or costs associated with the Company’s operating and financial structure as well as to hedge specific anticipated transactions. The Company does not intend to utilize derivatives for speculative or other purposes other than interest rate risk management. The use of derivative financial instruments carries certain risks, including the risk that the counterparties to these contractual arrangements are not able to perform under the agreements. To mitigate this risk, the Company only enters into derivative financial instruments with counterparties with high credit ratings and with major financial institutions with which the Company and its affiliates may also have other financial relationships. The Company does not anticipate that any of the counterparties will fail to meet their obligations.

AMERICAN REALTY CAPITAL TRUST III, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
September 30, 2012
(Unaudited)

Note 8 — Derivatives and Hedging Activities  – (continued)

Cash Flow Hedges of Interest Rate Risk

The Company’s objectives in using interest rate derivatives are to add stability to interest expense and to manage its exposure to interest rate movements. To accomplish this objective, the Company primarily uses interest rate swaps and collars as part of its interest rate risk management strategy. Interest rate swaps designated as cash flow hedges involve the receipt of variable-rate amounts from a counterparty in exchange for the Company making fixed-rate payments over the life of the agreements without exchange of the underlying notional amount. Interest rate collars designated as cash flow hedges involve the receipt of variable-rate amounts if interest rates rise above the cap strike rate on the contract and payments of variable-rate amounts if interest rates fall below the floor strike rate on the contract.

The effective portion of changes in the fair value of derivatives designated and that qualify as cash flow hedges is recorded in accumulated other comprehensive income and is subsequently reclassified into earnings in the period that the hedged forecasted transaction affects earnings. During 2012, such derivatives were used to hedge the variable cash flows associated with variable-rate debt. The ineffective portion of the change in fair value of the derivatives is recognized directly in earnings.

Amounts reported in accumulated other comprehensive income related to derivatives will be reclassified to interest expense as interest payments are made on the Company’s variable-rate debt. During the next 12 months, the Company estimates that an additional $1.5 million will be reclassified from other comprehensive income as an increase to interest expense.

As of September 30, 2012, the Company had the following outstanding interest rate derivatives that were designated as cash flow hedges of interest rate risk (dollar amounts in thousands):

Interest Rate Derivative	Balance Sheet Location	Number of Instruments	Notional Amount	Fair Value
Interest Rate Swaps	Derivatives, at fair value	7	$152,590	$(4,122)

As of December 31, 2011, the Company had the following outstanding interest rate derivatives that were designated as cash flow hedges of interest rate risk (dollar amounts in thousands):

Interest Rate Derivative	Balance Sheet Location	Number of Instruments	Notional Amount	Fair Value
Interest Rate Swap	Derivatives, at fair value	1	$5,060	$(98)

Derivatives Designated as Hedging Instruments

The table below presents the fair value of the Company’s derivative financial instruments as well as their classification on the balance sheets as of September 30, 2012 and December 31, 2011 (amounts in thousands):

	Balance Sheet Location	September 30, 2012	December 31, 2011
Interest Rate Swaps	Derivatives, at fair value	$(4,122)	$(98)

AMERICAN REALTY CAPITAL TRUST III, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
September 30, 2012
(Unaudited)

Note 8 — Derivatives and Hedging Activities  – (continued)

The table below details the location in the consolidated financial statements of the gain or loss recognized on interest rate derivatives designated as cash flow hedges for the three and nine months ended September 30, 2012 and 2011 (amounts in thousands):

	Three Months Ended September 30,		Nine Months Ended September 30,
	2012	2011	2012	2011
Amount of loss recognized in accumulated other comprehensive loss from interest rate derivatives (effective portion)	$(1,541)	$(70)	$(4,702)	$(70)
Amount of loss reclassified from accumulated other comprehensive loss into income as interest expense (effective portion)	$(343)	$—	$(678)	$—
Amount of loss recognized in income on derivative (ineffective portion, reclassifications of missed forecasted transactions and amounts excluded from effectiveness testing)*	$(91)	$—	$(91)	$—

*	The Company reclassified to interest expense, $91,000 of other comprehensive loss into earnings due to hedged forecasted transactions no longer probable of occurring.

Credit-risk-related Contingent Features

The Company has agreements with its derivative counterparties that contain a provision where if the Company either defaults or is capable of being declared in default on any of its indebtedness, then the Company could also be declared in default on its derivative obligations.

As of September 30, 2012, the fair value of the derivatives in a net liability position, including accrued interest but excluding any adjustment for nonperformance risk related to these agreements was $4.4 million. As of September 30, 2012, the Company has not posted any collateral related to these agreements and was not in breach of any agreement provisions. If the Company had breached any of these provisions, it could have been required to settle its obligations under the agreements at their aggregate termination value of $4.4 million at September 30, 2012.

Note 9 — Common Stock

As of September 30, 2012 and December 31, 2011, the Company had 175.4 million and 10.4 million shares of common stock outstanding, from gross proceeds of $1.7 billion and $102.7 million, respectively, including restricted stock and shares issued pursuant to the DRIP. During October 2012, the Company collected the entire common stock issuance receivable outstanding as of September 30, 2012.

In July 2011, the Company’s board of directors authorized and the Company declared a distribution rate equal to a 6.60% annualized rate based on the common stock price of $10.00. The first distribution was paid in October 2011. The Company’s distributions are payable by the 5th day following each month end to stockholders of record at the close of business each day during the prior month at a rate of $0.001803279 per day. The board of directors may reduce the amount of distributions paid or suspend distribution payments at any time and therefore distribution payments are not assured.

AMERICAN REALTY CAPITAL TRUST III, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
September 30, 2012
(Unaudited)

Note 10 — Commitments and Contingencies

Litigation

In the ordinary course of business, the Company may become subject to litigation or claims. There are no material legal proceedings pending or known to be contemplated against the Company.

Environmental Matters

In connection with the ownership and operation of real estate, the Company may potentially be liable for costs and damages related to environmental matters. The Company has not been notified by any governmental authority of any non-compliance, liability or other claim, and is not aware of any other environmental condition that it believes will have a material adverse effect on the results of operations.

Note 11 — Related Party Transactions and Arrangements

As of September 30, 2012 and December 31, 2011, the Special Limited Partner, an entity wholly owned by the Sponsor, owns 20,000 shares of the Company’s outstanding common stock.

Fees Paid in Connection with the IPO

The Dealer Manager and Sponsor receive fees and compensation in connection with the sale of the Company’s common stock in the IPO. The Dealer Manager receives a selling commission of up to 7.0% of gross offering proceeds before reallowance of commissions earned by participating broker-dealers. In addition, the Dealer Manager receives up to 3.0% of the gross proceeds from the sale of common stock, before reallowance to participating broker-dealers, as a dealer-manager fee. The Dealer Manager may reallow its dealer-manager fee to such participating broker-dealers, based on such factors as the volume of shares sold by respective participating broker-dealers and marketing support incurred as compared to those of other participating broker-dealers.

The Advisor and its affiliates receive compensation and reimbursement for services relating to the IPO. All offering costs incurred by the Company or its affiliated entities on behalf of the Company are charged to additional paid-in capital on the accompanying balance sheets. The following table details total commissions, fees and expense reimbursements incurred from the Advisor and Dealer Manager for the three and nine months ended September 30, 2012 and 2011 (amounts in thousands):

	Three Months Ended September 30,		Nine Months Ended September 30,
	2012	2011	2012	2011
Commissions, fees and expense reimbursements incurred from the Advisor and Dealer Manager	$77,207	$3,266	$177,229	$3,795

The Company is responsible for offering and related costs from the IPO, excluding commissions and dealer manager fees, up to a maximum of 1.5% of gross proceeds received from its IPO of common stock as measured at the end of the offering. Offering costs in excess of the 1.5% cap as of the end of the offering are the Advisor’s responsibility. As of September 30, 2012, offering and related costs, excluding commissions and dealer manager fees, were equal to 1.5% of gross proceeds received from the IPO. As of September 30, 2012, cumulative offering costs were $196.7 million. Offering proceeds of $1.7 billion exceeded cumulative offering costs by $1.5 billion at September 30, 2012.

The Company had accrued expenses payable to the Advisor and Dealer Manager of $0.4 million and $0.1 million as of September 30, 2012 and December 31, 2011, respectively, for services relating to the IPO.

AMERICAN REALTY CAPITAL TRUST III, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
September 30, 2012
(Unaudited)

Note 11 — Related Party Transactions and Arrangements  – (continued)

Fees Paid in Connection With the Operations of the Company

The Advisor receives an acquisition fee of 1.0% of the contract purchase price of each acquired property and is reimbursed for acquisition costs incurred in the process of acquiring properties, which is expected to approximate 0.5% of the contract purchase price. In no event will the total of all acquisition and advisory fees and acquisition expenses payable with respect to a particular investment exceed 4.5% of the contract purchase price. Once the proceeds from the IPO have been fully invested, the aggregate amount of acquisition fees and financing coordination fees (as described below) shall not exceed 1.5% of the contract purchase price and the amount advanced for a loan or other investment, as applicable, for all the assets acquired.

The Company pays the Advisor an asset management fee equal 0.75% per annum of the cost of the Company’s assets (cost includes the purchase price, acquisition expenses, capital expenditures and other customarily capitalized costs, but excludes acquisition fees) plus costs and expenses incurred by the Advisor in providing asset management services; provided, however, that the asset management fee is reduced by any amounts payable to the Property Manager as an oversight fee, such that the aggregate of the asset management fee and the oversight fee does not exceed 0.75% per annum of the cost of the Company’s assets plus costs and expenses incurred by the Advisor in providing asset management services. Prior to July 1, 2012, this fee was payable in monthly installments at the discretion of the Company’s board of directors in cash, common stock or restricted stock grants, or any combination thereof. Effective July 1, 2012, the payment of asset management fees in monthly installments in cash, shares or restricted stock grants, or any combination thereof to the Advisor was eliminated. Instead, the Company expects to issue (subject to periodic approval by the board of directors) to the Advisor performance-based restricted partnership units of the OP designated as “Class B units,” which are intended to be profits interests and will vest, and no longer be subject to forfeiture, at such time as: (x) the value of the OP’s assets plus all distributions made equals or exceeds the total amount of capital contributed by investors plus a 6.0% cumulative, pre-tax, non-compounded annual return thereon (the “economic hurdle”); (y) any one of the following occurs: (1) the termination of the advisory agreement by an affirmative vote of a majority of the Company’s independent directors without cause; (2) a listing; or (3) another liquidity event; and (z) the Advisor is still providing advisory services to the Company (the “performance condition”). Such Class B units will be forfeited immediately if: (a) the advisory agreement is terminated other than by an affirmative vote of a majority of the Company’s independent directors without cause; or (b) the advisory agreement is terminated by an affirmative vote of a majority of the Company’s independent directors without cause before the economic hurdle has been met. When and if approved by the board of directors, the Class B units are expected to be issued to the Advisor quarterly in arrears pursuant to the terms of the OP agreement. As of September 30, 2012, the Company does not consider achievement of the performance condition to be probable. The value of issued Class B units will be determined and expensed, when the Company deems the achievement of performance condition to be probable. The Advisor will receive distributions on unvested Class B units equal to the distribution rate received on the Company’s common stock. Such distributions on issued Class B units will be included as operating fees to affiliates in the consolidated statement of operations until the performance condition is considered probable to occur. No Class B units have been approved by the board of directors or issued as of September 30, 2012 or through the date of the filing of this Form 10-Q.

Unless the Company contracts with a third party, the Company will pay to an affiliate of the Sponsor a property management fee of up to 2% of gross revenues from the Company’s stand-alone single-tenant net leased properties and 4% of gross revenues from its multi-tenant properties, plus, in each case, market-based leasing commissions applicable to the geographic location of the property. The Company will also reimburse the affiliate for property level expenses. If the Company contracts directly with third parties for such services, the Company will pay them customary market fees and will pay the affiliated Property Manager, an oversight fee of up to 1.0% of the gross revenues of the property managed.

AMERICAN REALTY CAPITAL TRUST III, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
September 30, 2012
(Unaudited)

Note 11 — Related Party Transactions and Arrangements  – (continued)

If the Company’s Advisor provides services in connection with the origination or refinancing of any debt that the Company obtains and uses to acquire properties or to make other permitted investments, or that is assumed, directly or indirectly, in connection with the acquisition of properties, the Company will pay the Advisor a financing coordination fee equal to 0.75% of the amount available and/or outstanding under such financing, subject to certain limitations.

The following table details amounts paid and reimbursed to affiliates and amounts contractually due and forgiven in connection with the operations related services described above for the three and nine months ended September 30, 2012 and 2011 (amounts in thousands):

	Three Months Ended September 30, 2012		Three Months Ended September 30, 2011
	Incurred	Forgiven	Incurred	Forgiven(1)
One-time fees and reimbursements:
Acquisition fees and related cost reimbursements	$7,569	$—	$196	$—
Financing coordination fees	1,055	—	—	—
Other expense reimbursements	88	—
Ongoing fees:
Asset management fees(1)(2)	—	—	—	1
Property management fees	—	250	—	—
Total related party operation fees and reimbursements	$8,712	$250	$196	$1

	Nine Months Ended September 30, 2012		Nine Months Ended September 30, 2011
	Incurred	Forgiven(1)	Incurred	Forgiven(1)
One-time fees and reimbursements:
Acquisition fees and related cost reimbursements	$15,075	$—	$196	$—
Financing coordination fees	2,100	—	—	—
Other expense reimbursements	390	—
Ongoing fees:
Asset management fees(1)(2)	212	849	—	1
Property management fees	—	456	—	—
Total related party operation fees and reimbursements	$17,777	$1,305	$196	$1

(1)	Asset management fees through June 30, 2012, have been waived. Effective July 1, 2012, the Company expects to issue (subject to approval by the board of directors) to the Advisor restricted performance-based Class B units for asset management fees, which will be forfeited immediately if certain conditions occur. No Class B units have been issued as of September 30, 2012 or through the date of the filing of this Form 10-Q.
(2)	As of September 30, 2012, the Company had a receivable of $0.5 million, primarily for asset management fees to be refunded by the Advisor.

The Company will reimburse the Advisor’s costs of providing administrative services, subject to the limitation that it will not reimburse the Advisor for any amount by which its operating expenses (including the asset management fee) at the end of the four preceding fiscal quarters exceeds the greater of (a) 2% of average invested assets, or (b) 25% of net income other than any additions to reserves for depreciation, bad

AMERICAN REALTY CAPITAL TRUST III, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
September 30, 2012
(Unaudited)

Note 11 — Related Party Transactions and Arrangements  – (continued)

debt or other similar non cash reserves and excluding any gain from the sale of assets for that period. Additionally, the Company will not reimburse the Advisor for personnel costs in connection with services for which the Advisor receives acquisition fees or real estate commissions. No reimbursement was paid to the Advisor for providing administrative services for the three and nine months ended September 30, 2012 and 2011.

The Advisor may provide expense support to the Company from time to time to assist the Company with operating cash flow, distributions or other operational purposes. For the nine months ended September 30, 2012, the Advisor provided $0.1 million of expense support to the Company, which was recorded as an offset to general and administrative expense within the consolidated statements of operations. No expense support was provided to the Company for the three months ended September 30, 2012 and 2011, and the nine months ended September 30, 2011. There can be no assurance that the Advisor will provide such expense support in the future.

As the Company’s real estate portfolio matures, the Company expects cash flows from operations (reported in accordance with GAAP) to cover a more significant portion of distributions and over time to cover the entire distribution. As the cash flows from operations become more significant, the Advisor may discontinue its past practice of forgiving fees and may charge the full fee owed to it in accordance with the Company’s agreements with the Advisor.

Fees Paid in Connection with the Liquidation or Listing of the Company’s Real Estate Assets

The Company will pay a brokerage commission on the sale of property, not to exceed the lesser of 2% of the contract sale price of the property and one-half of the total brokerage commission paid if a third party broker is also involved; provided, however, that in no event may the real estate commissions paid to the Advisor, its affiliates and unaffiliated third parties exceed the lesser of 6% of the contract sales price and a reasonable, customary and competitive real estate commission, in each case, payable to the Advisor if the Advisor or its affiliates, as determined by a majority of the independent directors, provided a substantial amount of services in connection with the sale. No such fees were incurred or paid for the three and nine months ended September 30, 2012 and 2011.

The Company will pay a subordinated participation in the net sales proceeds of the sale of real estate assets of 15% of remaining net sale proceeds after return of capital contributions to investors plus payment to investors of a 6% cumulative, pre-tax non-compounded return on the capital contributed by investors. The Company cannot assure that it will provide this 6% return but the Advisor will not be entitled to the subordinated participation in net sale proceeds unless the Company’s investors have received a 6% cumulative non-compounded return on their capital contributions. No such fees were incurred or paid for the three and nine months ended September 30, 2012 and 2011.

The Company will pay a subordinated incentive listing distribution of 15% of the amount by which the market value of all issued and outstanding common stock plus distributions exceeds the aggregate capital contributed by investors plus an amount equal to a 6% cumulative, pre-tax non-compounded annual return to investors. The Company cannot assure that it will provide this 6% return but the Advisor will not be entitled to the subordinated incentive listing fee unless investors have received a 6% cumulative, pre-tax non-compounded return on their capital contributions. No such fees were incurred or paid for the three and nine months ended September 30, 2012 and 2011. Neither the Advisor nor any of its affiliates can earn both the subordination participation in the net proceeds and the subordinated incentive listing distribution.

Upon termination or non-renewal of the advisory agreement, the Advisor shall be entitled to receive distributions from the OP pursuant to a special limited partnership interest payable in the form of a

AMERICAN REALTY CAPITAL TRUST III, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
September 30, 2012
(Unaudited)

Note 11 — Related Party Transactions and Arrangements  – (continued)

non-interest-bearing promissory note. In addition, the Advisor may elect to defer its right to receive a subordinated distribution upon termination until either a listing on a national securities exchange or other liquidity event occurs.

Note 12 — Economic Dependency

Under various agreements, the Company has engaged or will engage the Advisor and its affiliates to provide certain services that are essential to the Company, including asset management services, supervision of the management and leasing of properties owned by the Company, asset acquisition and disposition decisions, the sale of shares of the Company’s common stock available for issue, as well as other administrative responsibilities for the Company including accounting services and investor relations.

As a result of these relationships, the Company is dependent upon the Advisor and its affiliates. In the event that these companies are unable to provide the Company with the respective services, the Company will be required to find alternative providers of these services.

Note 13 — Share-Based Compensation

Stock Option Plan

The Company has a stock option plan (the “Plan”) which authorizes the grant of nonqualified stock options to the Company’s independent directors, officers, advisors, consultants and other personnel, subject to the absolute discretion of the board of directors and the applicable limitations of the Plan. The exercise price for all stock options granted under the Plan will be fixed at $10.00 per share until the termination of the IPO, and thereafter the exercise price for stock options granted to the independent directors will be equal to the fair market value of a share on the last business day preceding the annual meeting of stockholders. A total of 0.5 million shares have been authorized and reserved for issuance under the Plan. As of September 30, 2012 and December 31, 2011, no stock options were issued under the Plan.

Restricted Share Plan

The Company has an employee and director incentive restricted share plan (the “RSP”), which provides for the automatic grant of 3,000 restricted shares of common stock to each of the independent directors, without any further action by the Company’s board of directors or the stockholders, on the date of initial election to the board of directors and on the date of each annual stockholder’s meeting. Restricted stock issued to independent directors will vest over a five-year period following the first anniversary of the date of grant in increments of 20% per annum. The RSP provides the Company with the ability to grant awards of restricted shares to the Company’s directors, officers and employees (if the Company ever has employees), employees of the Advisor and its affiliates, employees of entities that provide services to the Company, directors of the Advisor or of entities that provide services to the Company, certain consultants to the Company and the Advisor and its affiliates or to entities that provide services to the Company. The fair market value of any shares of restricted stock granted under the RSP, together with the total amount of acquisition fees, acquisition expense reimbursements, asset management fees, financing coordination fees, disposition fees and subordinated distributions by the operating partnership payable to the Advisor (or its assignees), shall not exceed (a) 6% of all properties’ aggregate gross contract purchase price, (b) as determined annually, the greater, in the aggregate, of 2% of average invested assets and 25% of net income other than any additions to reserves for depreciation, bad debt or other similar non-cash reserves and excluding any gain from the sale of assets for that period, (c) disposition fees, if any, of up to 3% of the contract sales price of all properties that we sell and (d) 15% of remaining net sales proceeds after return of capital contributions plus payment to investors of a 6% cumulative, pre-tax, non-compounded return on the capital contributed by investors. Additionally, the total number of common shares granted under the RSP will not exceed 5.0% of the Company’s authorized common shares on a fully diluted basis at any time.

AMERICAN REALTY CAPITAL TRUST III, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
September 30, 2012
(Unaudited)

Note 13 — Share-Based Compensation  – (continued)

Restricted share awards entitle the recipient to receive common shares from the Company under terms that provide for vesting over a specified period of time or upon attainment of pre-established performance objectives. Such awards would typically be forfeited with respect to the unvested shares upon the termination of the recipient’s employment or other relationship with the Company. Restricted shares may not, in general, be sold or otherwise transferred until the restrictions are removed and the shares have vested. Holders of restricted shares may receive cash distributions prior to the time that the restrictions on the restricted shares have lapsed. Any distributions payable in common shares shall be subject to the same restrictions as the underlying restricted shares.

The following table reflects restricted stock award activity for the nine months ended September 30, 2012:

	Number of Common Shares	Weighted-Average Issue Price
Unvested, December 31, 2011	6,000	$10.00
Granted	15,000	$9.40
Vested	(600)	$10.00
Forfeitures	(3,000)	$10.00
Unvested, September 30, 2012	17,400	$9.48

Compensation expense related to restricted stock was approximately $9,000 and $3,000 for the three months ended September 30, 2012 and 2011, respectively. The compensation expense related to restricted stock for the nine months ended September 30, 2012 and 2011 were $12,000 and $6,000, respectively. The fair value of these shares are being expensed over the vesting period of five years.

Other Share-Based Compensation

The Company may issue common stock in lieu of cash to pay fees earned by the Company’s directors. There are no restrictions on the shares issued since these payments in lieu of cash relate to fees earned for services performed. There were 3,639 shares of common stock issued during the nine months ended September 30, 2012 in lieu of $32,750 of board fees earned for services performed. No such shares were issued during the nine months ended September 30, 2011.

Note 14 — Net Loss Per Share

The following is a summary of the basic and diluted net loss per share attributable to stockholders computation for the three and nine months ended September 30, 2012 and 2011 (in thousands, except share and per share data):

	Three Months Ended September 30,		Nine Months Ended September 30,
	2012	2011	2012	2011
Net loss attributable to stockholders	$(11,887)	$(496)	$(21,315)	$(594)
Weighted average common shares outstanding	134,186,453	685,340	72,007,149	244,217
Net loss per share attributable to stockholders, basic and diluted	$(0.09)	$(0.72)	$(0.30)	$(2.43)

As of September 30, 2012, the Company had 17,400 shares of unvested restricted stock outstanding which were excluded from the calculation of diluted loss per share as the effect would have been antidilutive.

AMERICAN REALTY CAPITAL TRUST III, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
September 30, 2012
(Unaudited)

Note 15 — Subsequent Events

The Company has evaluated subsequent events through the filing of this Quarterly Report on Form 10-Q, and determined that there have been no events that have occurred that would require adjustments to its disclosures in the consolidated financial statements except for the following:

Completion of Acquisitions of Assets

The following table presents certain information about the properties that the Company acquired from October 1, 2012 to November 13, 2012 (dollar amounts in thousands):

	No. of Buildings	Square Feet	Base Purchase Price(1)
Total Portfolio – September 30, 2012	382	7,859,173	$945,338
Acquisitions	30	1,803,782	126,729
Total portfolio – November 13, 2012	412	9,662,955	$1,072,067

(1)	Contract purchase price, excluding acquisition and transaction related costs.

The acquisitions made subsequent to September 30, 2012 were made in the normal course of business and none were individually significant to the total portfolio.

From October 1, 2012 to November 13, 2012, the Company purchased investment securities at cost of $25.8 million.

Financings

On October 2, 2012, the Company entered into a $28.4 million mortgage note payable with Bank of Texas. The mortgage note has a five year term with an interest rate of 3.28%, which is fixed through the use of an interest rate hedging instrument. The mortgage note is encumbered with one property.

Impacts of Hurricane Sandy

The Company is communicating with its tenants to evaluate whether any of its properties may have been affected by Hurricane Sandy in a manner that would have resulted in any property damage or financial impact, as well as the Company’s ability to recover, through its insurance policies, any loss due to interruption of business or damage to any property. While the Company believes its property and other insurance will significantly defray the cost of fixing any damage and compensating the Company for any loss, there can be no assurance that such insurance will be sufficient to compensate the Company for construction costs or lost revenue and an estimate cannot be made at this time.